                                    EXHIBIT B

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

                          DATED AS OF JANUARY 15, 2003

                                      AMONG

                           VITALSTREAM HOLDINGS, INC.,

                      VITALSTREAM BROADCASTING CORPORATION,

                               EPOCH HOSTING, INC.

                                       AND

                              EPOCH NETWORKS, INC.

                                TABLE OF CONTENTS

1.       Definitions...................................................................................   1

2.       Basic Transaction.............................................................................  16
         (a)      Purchase and Sale of Assets..........................................................  16
         (b)      Assumption of Liabilities............................................................  16
         (c)      Consideration........................................................................  17
         (d)      Post-Closing Adjustment in Connection with the Issuance of Common
                  Stock Pursuant Section 1.4(c)(iii) of the Merger Agreement...........................  18
         (e)      Post-Closing Adjustment in Connection with the Issuance of Common
                  Stock Pursuant Section 1.4(c)(iv) of the Merger Agreement............................  19
         (f)      Post-Closing Adjustment in Connection with the Issuance of Common
                  Stock Pursuant Section 1.4(c)(v) of the Merger Agreement.............................  20
         (g)      Allocation of Consideration..........................................................  20
         (h)      The Closing..........................................................................  20
         (i)      Deliveries at the Closing............................................................  21
         (j)      Post-Closing Deliveries..............................................................  21

3.       Representations and Warranties of Hosting and Networks........................................  21
         (a)      Organization, Corporate Power and Licenses...........................................  21
         (b)      Approval and Consents; Authorization; No Breach......................................  22
         (c)      Subsidiaries.........................................................................  22
         (d)      Hosting Financial Statements.........................................................  22
         (e)      Notes and Accounts Receivable; Notes and Accounts Payable............................  23
         (f)      Guaranties...........................................................................  24
         (g)      Title to Assets; Condition of Assets; Sufficiency of Assets..........................  24
         (h)      Absence of Undisclosed Liabilities...................................................  24
         (i)      Absence of Certain Developments......................................................  25
         (j)      Compliance With Laws.................................................................  26
         (k)      Litigation...........................................................................  26
         (l)      Contracts and Commitments............................................................  27
         (m)      Tax Matters..........................................................................  28
         (n)      Real Property........................................................................  30
         (o)      Environmental Matters................................................................  32
         (p)      Intellectual Property Rights.........................................................  33
         (q)      Employees............................................................................  35
         (r)      Employee Benefits Relating to Hosting................................................  36
         (s)      Employee Benefits Relating to Networks...............................................  36
         (t)      Insurance............................................................................  37
         (u)      Affiliate Transactions...............................................................  37
         (v)      Brokerage............................................................................  38
         (w)      Governmental Consent, etc............................................................  38
         (x)      Disclosure...........................................................................  38
         (y)      Capital Stock and Related Matters....................................................  38
         (z)      Investment in Purchase Shares........................................................  38

         (aa)     Customers and Suppliers..............................................................  39
         (bb)     Paid January Expenses................................................................  39

4.       Representations and Warranties of VitalStream.................................................  40
         (a)      Organization, Corporate Power and Licenses...........................................  40
         (b)      Approval and Consents; Authorization; No Breach......................................  40
         (c)      Subsidiaries.........................................................................  41
         (d)      Securities and Exchange Commission Reports and VitalStream Financial Statements......  41
         (e)      Notes and Accounts Receivable........................................................  42
         (f)      Guaranties...........................................................................  42
         (g)      Title to Assets; Condition of Assets; Sufficiency of Assets..........................  42
         (h)      Absence of Undisclosed Liabilities...................................................  43
         (i)      Absence of Certain Developments......................................................  43
         (j)      Compliance With Laws.................................................................  45
         (k)      Litigation...........................................................................  45
         (l)      Contracts and Commitments............................................................  45
         (m)      Tax Matters..........................................................................  47
         (n)      Real Property........................................................................  48
         (o)      Environmental Matters................................................................  50
         (p)      Intellectual Property Rights.........................................................  51
         (q)      Employees............................................................................  54
         (r)      Employee Benefits....................................................................  54
         (s)      Insurance............................................................................  56
         (t)      Affiliate Transactions...............................................................  56
         (u)      Brokerage............................................................................  56
         (v)      Governmental Consent, etc............................................................  56
         (w)      Disclosure...........................................................................  56
         (x)      Capital Stock and Related Matters....................................................  57
         (y)      Issuance of the Purchase Shares......................................................  58
         (z)      Customers and Suppliers..............................................................  58
         (aa)     Investment Company...................................................................  58

5.       Pre-Closing Covenants.........................................................................  58
         (a)      General..............................................................................  58
         (b)      Notices and Consents.................................................................  58
         (c)      Operation and Preservation of Business...............................................  59
         (d)      Full Access..........................................................................  60
         (e)      Notice of Developments...............................................................  60
         (f)      Exclusivity..........................................................................  61

6.       Additional Agreements.........................................................................  62
         (a)      General..............................................................................  62
         (b)      Litigation Support...................................................................  62
         (c)      Purchase Shares......................................................................  63
         (d)      Employees............................................................................  64
         (e)      Non-Competition; Non-Interference; Non-Solicitation..................................  64

         (f)      No Assignment Causing Breach.........................................................  66
         (g)      Mail, Notices and Other Correspondence...............................................  66
         (h)      Tax Matters..........................................................................  67
         (i)      Notice of Assignment.................................................................  67
         (j)      Updating Hosting Contracts List......................................................  67
         (k)      Post-Closing Certifications and Deliveries...........................................  69
         (l)      Additional Software Licenses.........................................................  69
         (m)      Reimbursement For Paid January Expenses..............................................  69
         (n)      Reimbursement For Unpaid January Expenses............................................  69

7.       Conditions to Obligation to Close.............................................................  70
         (a)      Conditions to Obligation of Each of VitalStream and the Buyer........................  70
         (b)      Conditions to Obligation of Each of Hosting and Networks.............................  73

8.       Survival of Representations and Warranties; Indemnification...................................  76
         (a)      Survival of Representations and Warranties...........................................  76
         (b)      Indemnification of VitalStream.......................................................  76
         (c)      Indemnification of the Holders of the Purchase Shares................................  77
         (d)      Method of Asserting Claims Involving Third-Party Claims..............................  78
         (e)      Method of Asserting Claims not Involving Third-Party Claims..........................  79
         (f)      Limitations..........................................................................  79
         (g)      Exclusive Remedies...................................................................  80

9.       [Intentionally Deleted].......................................................................  81

10.      Miscellaneous.................................................................................  81
         (a)      Expenses.............................................................................  81
         (b)      Press Releases and Public Announcements..............................................  81
         (c)      No Third-Party Beneficiaries.........................................................  81
         (d)      Entire Agreement.....................................................................  81
         (e)      Successors and Assigns...............................................................  81
         (f)      Counterparts.........................................................................  81
         (g)      Descriptive Headings; Interpretation.................................................  81
         (h)      Notices; Business Days...............................................................  82
         (i)      Amendments and Waivers...............................................................  83
         (j)      Severability.........................................................................  83
         (k)      Construction.........................................................................  83
         (l)      Incorporation of Annexes, Schedules and Exhibits.....................................  84
         (m)      Specific Performance.................................................................  84
         (n)      GOVERNING LAW........................................................................  84
         (o)      JURISDICTION AND VENUE...............................................................  85
         (p)      WAIVER OF RIGHT TO JURY TRIAL........................................................  85

                         ANNEXES, SCHEDULES AND EXHIBITS

                                     ANNEXES

Annex 1 -- Eligible Networks Employees

                                    SCHEDULES

Schedule 1(b)         --    Excluded Hosting Assets
Schedule 1(c)         --    Hosting Business Customers
Schedule 1(d)         --    Hosting Permits and Licenses
Schedule 1(e)         --    Hosting Records and Miscellaneous Items
Schedule 1(f)         --    Hosting Tangible Personal Property
Schedule 1(g)         --    Hosting Customer Security Deposits
Schedule 3(a)         --    Organization, Corporate Power and Licenses
Schedule 3(b)         --    Approval and Consents
Schedule 3(e)         --    Notes and Accounts Receivable; Notes and Accounts
                            Payable
Schedule 3(f)         --    Guaranties
Schedule 3(g)         --    Title to Assets; Condition of Assets
Schedule 3(i)         --    Absence of Certain Developments
Schedule 3(j)         --    Compliance with Laws
Schedule 3(k)         --    Litigation
Schedule 3(l)         --    Contracts and Commitments
Schedule 3(m)         --    Tax Matters
Schedule 3(n)(ii)     --    Hosting Leased Real Property
Schedule 3(p)(iii)    --    Intellectual Property Rights - Patents, Trademarks
                            and Copyrights
Schedule 3(p)(iv)     --    Intellectual Property Rights - Third Parties
Schedule 3(q)         --    Employees
Schedule 3(r)         --    Employee Benefits
Schedule 3(s)         --    Employee Benefits Relating to Networks
Schedule 3(u)         --    Affiliate Transaction
Schedule 3(aa)        --    Customers and Suppliers
Schedule 3(bb)        --    Paid January Expenses
Schedule 4(a)         --    Organization, Corporate Power and Licenses
Schedule 4(b)         --    Approval and Consents
Schedule 4(c)         --    Subsidiaries
Schedule 4(d)         --    Securities and Exchange Commission Reports and
                            VitalStream Financial Statements
Schedule 4(e)         --    Notes and Accounts Receivable; Notes and Accounts
                            Payable
Schedule 4(f)         --    Guaranties
Schedule 4(g)         --    Title to Assets; Condition of Assets
Schedule 4(i)         --    Absence of Certain Developments
Schedule 4(j)         --    Compliance with Laws
Schedule 4(k)         --    Litigation
Schedule 4(l)         --    Contracts and Commitments
Schedule 4(l)(ii)     --    Contracts and Commitments

Schedule 4(m)         --    Tax Matters
Schedule 4(n)(ii)     --    Hosting Leased Real Property
Schedule 4(p)(iii)    --    Intellectual Property Rights - Patents, Trademarks
                            and Copyrights
Schedule 4(p)(iv)     --    Intellectual Property Rights - Third Parties
Schedule 4(q)         --    Employees
Schedule 4(r)         --    Employee Benefits
Schedule 4(t)         --    Affiliate Transaction
Schedule 4(u)         --    Brokerage
Schedule 4(x)(i)      --    Capital Stock and Related Matters
Schedule 4(z)         --    Customers and Suppliers
Schedule 6(l)         --    Additional Software Licenses
Schedule 8(f)(ii)     --    Non-Locatable Asset List

                                EXHIBITS

Exhibit A             --    Form of Colocation Agreement
Exhibit B             --    Form of Escrow Agreement
Exhibit C             --    Form of Investor Rights Agreement
Exhibit D             --    Form of Master Access Agreement
Exhibit E             --    Form of Networks Contribution Agreement
Exhibit F             --    Form of Opinion of Hosting's Counsel
Exhibit G             --    Form of Opinion of VitalStream's Counsel
Exhibit H             --    Form of Registration Agreement
Exhibit I             --    Form of Customer Migration Agreement
Exhibit J             --    Form of Assignment and Assumption Agreement
Exhibit K             --    Form of Bill of Sale
Exhibit L             --    Hosting Financial Statements
Exhibit M             --    Form of Partial Termination and Second Amendment to
                            Sublease Agreement
Exhibit N             --    Form of Hosting Schedule Bring Down Officer's
                            Certificate
Exhibit O             --    Form of VitalStrean Schedule Bring Down Officer's
                            Certificate

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

         This AMENDED AND RESTATED ASSET PURCHASE AGREEMENT, dated as of January 15, 2003 (this "Agreement"), by and among VitalStream Holdings, Inc., a Nevada corporation ("VitalStream"), VitalStream Broadcasting Corporation, a Nevada corporation (the "Buyer"; and together with VitalStream, the "Buying Parties"), Epoch Networks, Inc., a California corporation ("Networks"), and Epoch Hosting, Inc. a Delaware corporation ("Hosting"). VitalStream, Buyer, Networks and Hosting are referred to collectively herein as the "Parties." Unless otherwise indicated herein, capitalized terms used in this Agreement have the meanings set forth in Section 1 of this Agreement.

                                    RECITALS

         WHEREAS, the Parties hereto entered into that certain Asset Purchase Agreement dated as of November 1, 2002 (the "Original Asset Purchase Agreement") pursuant to which the Buyer agreed to (1) purchase substantially all of the assets of Hosting and certain specified assets of Networks and (2) assume certain specified Liabilities of Hosting and Networks related to their Hosting Businesses and (3) VitalStream agreed to pay the Cash Consideration and issue the Purchase Shares to Hosting as consideration therefore.

         WHEREAS, the closing of the transactions contemplated by the Original Asset Purchase Agreement has not yet been consummated.

         WHEREAS, the Parties desire to enter into this Agreement in order to amend and restate the Original Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree that the Original Asset Purchase Agreement shall be amended and restated in its entirety by this Agreement, and the parties hereto further agree as follows:

         1. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

         "AKKAD Agreement" means the Stockholders and Registration Rights Agreement, dated as of August 9, 2000, by and among VitalStream, Inc., Paul Summer, Philip Kaplan and the Series B Holders (as defined therein), as assumed by VitalStream, as amended, modified, restated, superseded or replaced from time to time.

         "Acquired Assets" means all right, title, and interest of (a) Hosting in and to all of the assets of any kind, other than the Excluded Hosting Assets, that are used or held for use by Hosting following the consummation of the Contribution Transaction in connection with the operation of the Hosting Business of Hosting as currently operated by Hosting, including all rights and benefits of Hosting under and in each of the following: (i) the Hosting Real Property Leases to which Hosting is a party; (ii) the Hosting Tangible Personal Property; (iii) the Hosting Intellectual Property Rights; (iv) the Hosting Contracts; (v) all Hosting Permits and Licenses; (vi) the Hosting Records and Miscellaneous Items; (vii) the Hosting Customer Security Deposits; and (viii) all goodwill and going concern value associated with the Hosting Business as currently operated by Hosting; (b) Networks under and in each of the Hosting Real Property Leases to which it is a party; and (c) Hosting or Networks in and to (i) the $300,000 in Cash contained in an account with Silicon Valley and used to secured a letter of credit in such amount required by the landlord in connection with the Los Angeles Lease Agreement and (ii) all accounts receivable in respect of sales made, or services provided, by the Hosting Business of Networks or Hosting on or after January 1, 2003.

         "Acquired Assets Generated Quarterly Net Revenues" has the meaning set forth in Section 2(d)(i) of this Agreement.

         "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

         "Articles of Incorporation" means the Articles of Incorporation of VitalStream as amended, modified, restated, superseded or replaced from time to time.

         "Assignment and Assumption Agreement" has the meaning set forth in
Section 2(i) of this Agreement.

         "Assumed Liabilities" means (a) all of the Liabilities of Hosting or Networks, as the case may be, relating to, or arising out of or in connection with, each of the Hosting Contracts set forth on Schedule 3(l) attached hereto (as such Schedule 3(l) attached hereto may be amended from time to time pursuant to Section 6(j) of this Agreement) to the extent such Liabilities arise or accrue after the Closing Date; (b) all of the Liabilities under the Hosting Real Property Leases to the extent such Liabilities arise or accrue after the Closing Date; (c) all of the Liabilities of Hosting which constitute deferred revenue Liabilities, to the extent such Liabilities do not exceed $20,000 in the aggregate, as determined in accordance with GAAP; and (d) any Liabilities of Networks to any Transferred Employee for paid time off in an amount set forth opposite such Transferred Employee's name on Annex 1 attached hereto under the heading "Dollar Value of Accrued Paid Time Off", which will be updated at Closing for the period from the date of this Agreement through the Closing Date.

         "Audited Financial Statements Preparation Fee" shall mean an amount equal to $25,000 to be paid by VitalStream as partial reimbursement of the fees and expenses incurred by Hosting in connection with the preparation by Rose, Snyder & Jacobs of the Hosting Audited Financial Statements.

         "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

         "Bill of Sale" has the meaning set forth in Section 2(i) of this Agreement.

         "Buying Parties" has the meaning set forth in the preamble to this Agreement.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Hosting Financial Statements.

         "Cash Consideration" has the meaning set forth in Section 2(c).

         "Cisco" means Cisco Systems Capital Corporation.

         "Cisco Indebtedness" means the Indebtedness evidenced by that certain Secured Promissory Note, dated as of August 31, 2001, by Holdings in favor of Cisco.

         "Cisco Security Agreements" means that certain (a) Second Amended and Restated General Security Agreement, dated as of January 31, 2002, between Holdings, Networks, Epoch Network Communications, Inc., and Cisco, as agent, as amended; (b) Second Amended And Restated Pledge Agreement, dated as of January 31, 2002, by and among Holdings, Networks, Epoch Network Communications, Inc., and Cisco, as agent, as amended; and (c) Second Amended And Restated Guaranty, dated as of January 31, 2002, by and among Networks, Epoch Network Communications, Inc., and Cisco, as agent, as amended.

         "Claim" means any action, claim, lawsuit, demand, suit, charge, complaint, inquiry, hearing, investigation, notice of a violation or noncompliance, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

         "Closing" has the meaning set forth in Section 2(h) of this Agreement.

         "Closing Date" has the meaning set forth in Section 2(h) of this Agreement.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and of any similar state Law.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Colocation Agreement" means that certain Colocation Agreement, dated as of the Closing Date, by and between VitalStream and Netifice in the form of Exhibit A attached hereto, as amended, modified, restated, superseded or replaced from time to time.

         "Common Stock" means the Common Stock of VitalStream, par value $0.001 per share.

         "Confidential Information" means any of the following, to the extent not already made available to the public, trade secrets and any other information of a secret, confidential or proprietary nature concerning the operation of the Hosting Business of Hosting as currently operated by Hosting or of any of the customers or customer accounts of the Hosting Business of Hosting (including the accounts and information related to the Hosting Business Customers), including (a) matters of a technical nature (including know-how, processes, computer programs), (b) accounting methods, and documentation, (c) matters of a business nature (such as information about prices, costs, profits, contract forms, promotional methods, markets, market or marketing plans, sales, customers or accounts, possible customers or accounts, and employees),

(d) plans for further development and (e) any other information not generally available to the public.

         "Contribution Transaction" means the contribution of certain assets of Networks to Hosting and the assumption by Hosting of certain Liabilities of Networks pursuant to the Network Contribution Agreement (including the exhibits attached thereto).

         "Covered Activities" has the meaning set forth in Section 6(e)(i) of this Agreement.

         "Convertible Promissory Note and Warrant Purchase Agreement" means that certain Amended and Restated Convertible Promissory Note and Warrant Purchase Agreement, dated as of the Closing Date, by and among VitalStream and the Purchasers set forth on the signature pages thereto, as amended, modified, restated, superseded or replaced from time to time.

         "Customer Migration Agreement" means that certain Customer Migration Agreement, dated as of the Closing Date, by and between VitalStream and Netifice in the form of Exhibit I attached hereto, as amended, modified, restated, superseded or replaced from time to time.

         "Debt Security" means any note, bond, debenture or other instrument or security evidencing Indebtedness.

         "Deciding Accountant" has the meaning set forth in Section 2(d)(iii) of this Agreement.

         "Dispute" has the meaning set forth in Section 2(d)(ii) of this Agreement.

         "Dolphin" means Dolphin Equity Partners, L.P.

         "Dolphin Communications I" means Dolphin Communications Fund, L.P.

         "Dolphin Communications II" means Dolphin Communications Fund II, L.P.

         "Dolphin Fund I" means Dolphin Communications I and Dolphin Parallel I.

         "Dolphin Fund II" means Dolphin Communications II and Dolphin Parallel II.

         "Dolphin Parallel I" means Dolphin Communications Parallel Fund, L.P.

         "Dolphin Parallel II" means Dolphin Communications Parallel Fund II (Netherlands), L.P.

         "Eligible Networks Employees" has the meaning set forth in Section 6(d) of this Agreement.

         "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) and any other employee benefit plan, program or arrangement of any kind.

         "Environmental, Health, and Safety Requirements" means all Laws, all contractual obligations and all common law concerning public health and safety, worker health and safety, pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "Equity Security" means (a) any capital stock or other equity security,
(b) any security, directly or indirectly, convertible into or exchangeable for any capital stock or other equity security or security containing any profit participation features, (c) any warrants, options or other rights, directly or indirectly, to subscribe for or to purchase any capital stock, other equity security or security containing any profit participation features or, directly or indirectly, to subscribe for or to purchase any security, directly or indirectly, convertible into or exchangeable for any capital stock, other equity security or security containing profit participation features, or (d) any stock appreciation rights, phantom stock rights or other similar rights.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" has the meaning set forth in the Escrow Agreement.

         "Escrow Agreement" means the Escrow Agreement, dated as of the Closing Date, by and among VitalStream, Hosting and the Escrow Agent in the form of Exhibit B attached hereto, as amended, modified, restated, superseded or replaced from time to time.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

         "Excluded Hosting Assets" means the right, title and interest of Hosting or Networks in and to the following assets: (a) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Hosting as a corporation, (b) any of the rights of Hosting or Networks under this Agreement (or under any Transaction Agreement or side agreement between Hosting and/or Networks, on the one hand, and VitalStream, on the other hand, entered into on or after the date of this Agreement), (c) all Cash of Hosting or Networks (other than as set forth in subsection (c) of the definition of Acquired Assets), (d) all accounts and notes receivable of Networks or Hosting (including all accounts receivable in respect of sales by Networks or Hosting through December 31, 2002) and (e) any of the assets of Hosting set forth on Schedule 1(b) attached hereto.

         "Excluded Hosting Liabilities" means all Liabilities of Hosting or Networks which do not constitute Assumed Liabilities.

         "Fair Market Value" means the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for the asset, as determined jointly by

VitalStream and Hosting. If such parties are unable to reach agreement within a reasonable period of time, such "Fair Market Value" shall be determined by an independent appraiser experienced in valuing such type of asset jointly selected by VitalStream and Hosting. The determination of such appraiser shall be final and binding upon the Parties and VitalStream shall pay the first $10,000 of the fees and expenses of such appraiser, after which VitalStream and Hosting shall each pay one-half of the fees and expenses of such appraiser. Notwithstanding the foregoing, the "Fair Market Value" of any security listed on any securities exchange or quoted in the NASDAQ System (including the proposed Bulletin Board Exchange) or the over-the-counter market shall be the "Market Price."

         "Fully Diluted Outstanding Common Stock" means the number of shares of Common Stock actually outstanding on the Closing Date immediately prior to the Closing.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Entity" means individually, and "Governmental Entities" means collectively, the United States of America, any foreign country and any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court.

         "Guarantee" means any guarantee or other contingent Liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any Liabilities of another Person, through a contract or otherwise, including, (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such Liabilities and (b) any contract
(i) to purchase, or to advance or supply funds for the payment or purchase of, any such Liabilities, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such Liability or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy a Liability (including any Liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such Liability.

         "Highest Calendar Quarter" has the meaning set forth in Section 2(d)(i) of this Agreement.

         "Highest Calendar Quarter Net Revenues" has the meaning set forth in
Section 2(d)(i) of this Agreement.

         "Holdings" means Epoch Holdings, Inc., a Delaware corporation and the parent of Networks.

         "Hosting" has the meaning set forth in the preamble of this Agreement.

         "Hosting Balance Sheet" has the meaning set forth in Section 3(d)(i)(B) of this Agreement.

         "Hosting Schedule Bring Down Officer's Certificate" means that certain officer's certificate from an officer of Hosting updating and disclosing certain matters regarding the Schedules of Hosting and Networks in the form attached hereto as Exhibit N.

         "Hosting Business" means (a) the hosting business of any Person, which includes providing customers any or all of an Internet website, server and network monitoring, reporting and ongoing maintenance and backup, e-mail account management (to the extent that such e-mail account management arises solely as part of a hosting agreement) and traffic reporting as each pertains to the provision of hosting services and (b) the colocation business of any Person, which includes leasing or licensing space for a server or other computer equipment to customers.

         "Hosting Business Customers" means each Person set forth on Schedule 1(c) attached hereto and to which (i) Hosting provided goods or services at any time in connection with the operation of its Hosting Business during the period commencing on January 1, 2002, and continuing through the Closing Date, as determined from the books and records of Hosting or (ii) Networks provided goods or services at any time in connection with the operation of its Hosting Business during the period commencing on January 1, 2002 and continuing through the consummation of the transactions contemplated by the Networks Contribution Agreement, as determined from the books and records of Networks; provided, however, "Hosting Business Customers" shall exclude any Person which, prior to the Closing Date, (a) notified Hosting or Networks, as the case may be, of its intention to cease purchasing goods and services from Hosting or Networks, as the case may be, and (b) ceased purchasing goods and services from Hosting or Networks, as the case may be prior to the Closing Date.

         "Hosting Contracts" means all contracts, leases, accounts receivable, licenses, employment agreements, instruments and other agreements to the extent that they are used or held for use by Hosting following the consummation of the Contribution Transaction in connection with the operation of the Hosting Business of Hosting as currently operated by Hosting; provided, however, the Hosting Contracts shall exclude any contracts, leases, accounts receivable, licenses employment agreements, instruments and other agreements which constitute an Excluded Hosting Asset. Notwithstanding the foregoing, Hosting Contracts shall not include any contracts, leases, accounts receivable, licenses, employment agreements, instruments and other agreements that are not listed on Schedule 3(l) attached hereto (as such Schedule 3(l) attached hereto may be amended from time to time pursuant to Section 6(j) of this Agreement).

         "Hosting Customer Security Deposits" means those Cash security deposits held by Hosting and Networks as security for the payment by certain Hosting Business Customers for services provided by the Hosting Business of Hosting and Networks and which are set forth on Schedule 1(g) attached hereto.

         "Hosting Financial Statements" has the meaning set forth in Section 3(d) of this Agreement.

         "Hosting Intellectual Property Rights" means all right, title and interest in and to all Intellectual Property Rights to the extent that they are used or held for use by Hosting following the consummation of the Contribution Transaction in connection with the operation of the Hosting Business of Hosting as currently operated by Hosting, including (a) all Intellectual Property Rights with respect to web sites, URLs and domain names, (b) the Intellectual Property Rights set forth on Schedule 3(p)(iii) and Schedule 3(p)(iv) attached hereto and
(c) all rights of Hosting arising under licenses and sublicenses and other agreement or permissions obtained with respect to any of the foregoing Intellectual Property Rights, together with all income, royalties, damages and payments due to Hosting and payable on the Closing Date or thereafter (including damages and payments due to Hosting for past or future infringements or misappropriations thereof by third parties), remedies against infringements thereof and rights to protection of interests therein (including the right to sue and recover for past infringements and misappropriations thereof), and any and all corresponding rights that now or hereafter may arise or be secured under the Laws of all jurisdictions; provided, however, the Hosting Intellectual Property Rights shall exclude any Intellectual Property Rights which constitute an Excluded Hosting Asset.

         "Hosting Material Adverse Effect" means a material and adverse effect upon the business, operations, assets, liabilities, condition (financial or otherwise), operating results, prospects, cash flow, net worth or employee, customer or supplier relations of the Hosting Business of Hosting and Networks as currently operated by Hosting and Networks.

         "Hosting Material Contracts" has the meaning set forth in Section 3(l).

         "Hosting Leased Real Property" has the meaning set forth in Section 3(n) of this Agreement.

         "Hosting Permits and Licenses" means all franchises, authorizations, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from Governmental Entities to the extent that they are used or held for use by Hosting in connection with the operation of the Hosting Business of Hosting as currently operated by Hosting and includes all such items identified on Schedule 1(d) attached hereto; provided, however, the Hosting Permits and Licenses shall exclude any franchises, authorizations, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from Governmental Entities which constitute an Excluded Hosting Asset.

         "Hosting Real Property Leases" has the meaning set forth in Section 3(n) of this Agreement.

         "Hosting Records and Miscellaneous Items" means all of the following, to the extent that they are used or held for use by Hosting following the consummation of the Contribution Transaction in connection with the operation of the Hosting Business of Hosting as currently operated by Hosting: (a) lists of the Hosting Business Customers, information regarding the Hosting Business Customers and related pricing information; (b) Claims, deposits, prepayments, refunds, causes of action, choices in action, rights of recovery, rights of set off, prepaid operating expenses, deposits, warranties and rights of recoupment (other than any such item relating to the payment of Taxes paid by Hosting); (c) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising, marketing and promotional materials, studies, reports and other printed or written materials; (d) any Debt Securities (under which Hosting is the lender) or Equity Securities held by Hosting immediately prior to the Closing; (e) telephone, telefax and telex numbers and listings in all telephone books, Internet sites and directories used solely in the Hosting Business of Hosting; and (f) all of the items identified on Schedule 1(e) attached hereto; provided, however, the Hosting Records and Miscellaneous Items shall exclude any of the foregoing items which constitute an Excluded Hosting Asset.

         "Hosting Services Agreement" means that certain Inter-Company Management and Services Agreement, dated as of February 28, 2002, by and between Networks and Hosting, as amended, modified, restated, superseded or replaced from time to time.

         "Hosting Tangible Personal Property" means all tangible personal property (including all machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, and dies) used or held for use by Hosting following the consummation of the Contribution Transaction in connection with the operation of the Hosting Business of Hosting as currently operated by Hosting including the tangible personal property set forth on Schedule 1(f) attached hereto; provided, however, the Hosting Tangible Personal Property shall exclude any tangible personal property which constitutes an Excluded Hosting Asset.

         "Improvements" means all buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems; sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities; fire protection, security and surveillance systems, telecommunications, computer wiring and cable installations and landscaping.

         "Indebtedness" with respect to any Person means (a) any Liability of such Person for borrowed money, including: (i) any Liabilities incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current Liabilities and incurred in respect of property purchased in the Ordinary Course of Business, (whether or not such Person has assumed or become liable for the payment of such Liabilities) (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become due) and whether or not secured by liens; (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder; (iii) capitalized lease obligations; and (iv) all Guarantees of such Person; (b) accounts payable of such Person that have not been paid within sixty (60) calendar days of their due date; and (c) retroactive insurance premium obligations.

         "Indemnitee" has the meaning set forth in Section 8(d)(i) of this Agreement.

         "Indemnitor" has the meaning set forth in Section 8(d)(i) of this Agreement.

         "Initial Purchase Shares" has the meaning set forth in Section 2(c) of this Agreement.

         "Intellectual Property Rights" means all (a) patents, patent applications and patent disclosures; (b) trademarks, service marks, trade dress, trade names, logos, slogans, corporate names, Internet domain names and registrations and applications for registration thereof, together with all of the goodwill associated therewith (and all translations, adaptations, derivations and combinations of the foregoing); (c) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof; (d) mask works and registrations and applications for registration thereof; (e) computer software (including, but not limited to, source code and executable code), data, databases and documentation thereof; (f) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, customer accounts, identifying information regarding customers, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information); (g) domain names, (h) other intellectual property or proprietary rights; and (i) copies and tangible embodiments thereof (in whatever form or medium).

         "Investment" as applied to any Person means (a) any direct or indirect purchase or other acquisition by such Person of any Debt Securities, Equity Securities, obligations, instruments or ownership interests (including partnership interests and joint venture interests) of any other Person and (b) any capital contribution by such Person to any other Person.

         "Investor Rights Agreement" means that certain Investor Rights Agreement, dated as of the Closing Date, by and among VitalStream, Hosting and the other signatories thereto in the form of Exhibit C attached hereto, as amended, modified, restated, superseded or replaced from time to time.

         "Knowledge" except as provided expressly herein, means the actual knowledge or awareness of a Person (which shall include the actual knowledge and awareness of the executive officers and directors of such Person and, in the case of VitalStream only, its Subsidiaries) after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.

         "Laws" means all constitutions, statutes, laws, treaties, codes, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts, determinations, directions or decrees of any Governmental Entity.

         "Legal Requirement" means any requirement arising under any action or Law of an arbitrator or Governmental Entity, including any Environmental, Health, and Safety Requirements.

         "Lease Consents" has the meaning set forth in Section 7(a) of this Agreement.

         "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures or other Improvements or interest in Real Property.

         "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability or obligation for Taxes.

         "Liens" means any mortgage, pledge, restriction, security interest, encumbrance, option, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against a Party, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to a Party or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the Ordinary Course of Business).

         "Los Angeles Lease Agreement" means that certain Sublease, dated November 15, 1999, by and between Networks and Charter Holdings, Inc., as amended by First Amendment to Sublease, dated March 1, 2000.

         "Loss" and "Losses" have the meanings set forth in Section 8(b) of this Agreement.

         "Market Price" of any security means either (a) if such security is listed on an exchange, the closing prices of such security on the principal exchange on which such security is listed, or, if there has been no sales on such exchange on any day, the closing price of such security on the principal exchange on the most recent day on which sales have taken place on such exchange or (b) if such security is not listed on an exchange but is quoted in the NASDAQ System or on the domestic over-the-counter market as reported by the National Quotation Bureau, the average of the closing sales prices as reported by the NASDAQ System or the National Quotation Bureau, as applicable, in each case over a period of five (5) days consisting of the day as of which the "Market Price" is being determined and the four (4) consecutive business days prior to such day on which trades were reported in such security. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the Fair Market Value thereof.

         "Master Access Agreement" means that certain Master Access Agreement, dated as of the Closing Date, by and between VitalStream and Netifice, in the form of Exhibit D attached hereto, as amended, modified, restated, superseded or replaced from time to time.

         "Merger Agreement" means that certain merger agreement by and between VitalStream, VitalStream, Inc. and VitalStream Operating Corporation, dated February 13, 2002.

         "Merger Closing Date" means April 23, 2002.

         "Most Recent VitalStream Balance Sheet" means the balance sheet of VitalStream as of October 31, 2002, contained within the VitalStream Financial Statements.

         "Netifice" means Netifice Communications Inc., a Delaware corporation.

         "Netifice Services Agreement" means that certain Services Agreement, dated as of October 9, 2002, by and between Netifice and Networks, as amended, modified, restated, superseded or replaced from time to time.

         "Networks" means Epoch Networks, Inc., a California corporation.

         "Networks Contribution Agreement" means that certain Contribution Agreement dated as of October 4, 2002, by and between Hosting and Networks pursuant to which Networks contributed the Networks Contributed Assets (as defined in the Networks Contribution Agreement) and Hosting assumed the Networks Contributed Liabilities (as defined in the Networks Contribution Agreement), in the form attached hereto as Exhibit E.

         "Networks Defined Contribution Plan" has the meaning set forth in
Section 3(s) of this Agreement.

         "Networks Plans" has the meaning set forth in Section 3(s) of this Agreement.

         "Nex2 Disposition" has the meaning set forth in Section 2(e) of this Agreement.

         "Nex2 Disposition Contingent Shares" has the meaning set forth in
Section 2(e) of this Agreement.

         "Nex2" has the meaning set forth in Section 2(e) of this Agreement.

         "Non-Material Assets" means (a) a group of assets or properties with a Fair Market Value less than or equal to $20,000, in the aggregate, which are used or held for use by Hosting or Networks in connection with the operation or conduct of their respective Hosting Businesses and (b) Omitted Hosting Contracts that the Buyer is deemed to have accepted pursuant to the third sentence of
Section 6(j)(i) of this Agreement.

         "Omitted Hosting Contract" means any contract, lease, account receivable, license, employment agreement, instrument and other agreement that would have been a Hosting Contract but for the fact that such contract, lease, account receivable, license, employment agreement, instrument or other agreement is not listed on Schedule 3(l) attached hereto.

         "Opinion of Hosting's Counsel" means an opinion of Karen Muller, general counsel to Hosting and Networks, substantially in the form attached hereto as Exhibit F.

         "Opinion of VitalStream's Counsel" means an opinion of Stoel Rives LLP legal counsel to VitalStream, substantially in the form attached hereto as Exhibit G.

         "Option Shares" has the meaning set forth in Section 2(f) of this Agreement.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Original Asset Purchase Agreement" has the meaning set forth in the preamble of this Agreement.

         "Other Networks Plans" has the meaning set forth in Section 3(s) of this Agreement.

         "Other VitalStream Plans" has the meaning set forth in Section 4(r) of this Agreement.

         "Paid January Expenses" has the meaning set forth in Section 3(bb) of this Agreement.

         "Paid January Expense Amount" has the meaning set forth in Section 3(bb) of this Agreement.

         "Parties" has the meaning set forth in the preamble of this Agreement.

         "Permitted Liens" means (a) Liens with respect to Taxes not yet due and payable; (b) deposits or pledges made in connection with, or to secure payment of, utilities or similar services; (c) mechanics', materialmen's or contractors' Liens created by statute securing payment for amounts not yet due and payable;
(d) rights of landlords under any Real Property Leases; and (e) in the case of VitalStream and the VitalStream Subsidiaries, purchase money Liens, Liens securing rental payments under capital lease arrangements and Liens on a bank account containing $300,000 (plus interest) necessary to secure the $300,000 letter of credit the Buyer is required to establish in order to be able to assume the Los Angeles Lease Agreement.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any other similar entity or organization or a Governmental Entity.

         "Purchase Shares" has the meaning set forth in Section 2(c) of this Agreement.

         "Purchase Share Distributees" means Hosting, Networks, Holding, Dolphin Fund I and Dolphin Fund II

         "Purchase Share Indemnitees" has the meaning set forth in Section 8(c)(i) of this Agreement.

         "Quarterly Revenue Contingent Shares" has the meaning set forth in
Section 2(d)(i) of this Agreement.

         "Quarterly Revenue Contingent Shares Statement" has the meaning set forth in Section 2(d)(ii) of this Agreement.

         "Quarterly Revenue Contingent Shares Period" has the meaning set forth in Section 2(d)(i) of this Agreement.

         "Real Property" means all land, together with all Improvements and all easements and other rights and interests appurtenant thereto (including air, oil, gas, mineral and water rights).

         "Real Property Lease" means a lease, sublease, license, concession and other agreement (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which a Person holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of such Person thereunder.

         "Registration Agreement" means that certain Registration Rights Agreement, dated as of the Closing Date, by and between VitalStream and Hosting in the form of Exhibit H attached hereto, as amended, modified, restated, superseded or replaced from time to time.

         "Restricted Period" has the meaning set forth in Section 6(e)(i)(A) of this Agreement.

         "Restricted Securities" means (a) the Purchase Shares and (b) any securities issued with respect to the securities referred to in clause (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall, subject to the Escrow Agreement and Section 6(c)(v) of this Agreement cease to be Restricted Securities when they have (i) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(ii) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 or become eligible for sale pursuant to Rule 144(k) adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (iii) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 6(c)(i) of this Agreement have been delivered by VitalStream in accordance with Section 6(c) of this Agreement. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled, subject to the Escrow Agreement and Section 6(c)(v) of this Agreement to receive from VitalStream, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 6(c)(i) of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

         "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, income, license, payroll, wage or other withholding, employment, unemployment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the tax Liability of any other Person.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Transaction Agreements" means this Agreement, the Assignment and Assumption Agreement, the Bill of Sale, Escrow Agreement, Convertible Promissory Note and Warrant Purchase Agreement, Customer Migration Agreement, Colocation Agreement, Master Access Agreement, Registration Agreement, Investor Rights Agreement and all other agreements and instruments contemplated by each of the foregoing instruments or agreements to which VitalStream, the Buyer, Hosting or Networks is a party.

         "Transferred Employees" has the meaning set forth in Section 6(d) of this Agreement.

         "Unpaid January Expenses" has the meaning set forth in Section 6(n) of this Agreement.

         "Unpaid January Expense Amount" has the meaning set forth in Section 6(n) of this Agreement.

         "Unpaid January Expense Notice" has the meaning set forth in Section 6(n) of this Agreement.

         "VitalStream" has the meaning set forth in the preamble of this Agreement.

         "VitalStream Defined Contribution Plan" has the meaning set forth in
Section 4(r) of this Agreement.

         "VitalStream Financial Statements" has the meaning set forth in Section 4(d) of this Agreement.

         "VitalStream Generated Quarterly Net Revenues" has the meaning set forth in Section 2(d)(i) of this Agreement.

         "VitalStream Indemnitees" has the meaning set forth in Section 8(b)(i) of this Agreement.

         "VitalStream Intellectual Property Rights" has the meaning set forth in
Section 4(p) of this Agreement.

         "VitalStream Leased Real Property" has the meaning set forth in Section 4(n) of this Agreement.

         "VitalStream Material Adverse Effect" means a material and adverse effect upon the business, operations, assets, liabilities, condition (financial or otherwise), operating results, prospects, cash flow, net worth or employee, customer or supplier relations of VitalStream and the VitalStream Subsidiaries taken as a whole.

         "VitalStream Material Contracts" has the meaning set forth in Section 4(l).

         "VitalStream Party" has the meaning set forth in Section 5(f)(iii) of this Agreement.

         "VitalStream Plans" has the meaning set forth in Section 4(r) of this Agreement.

         "VitalStream Proposed Amounts" has the meaning set forth in Section 2(d)(ii) of this Agreement.

         "VitalStream Real Property Leases" has the meaning set forth in Section 4(n) of this Agreement.

         "VitalStream Schedule Bring Down Officer's Certificate" means that certain officer's certificate from an officer of VitalStream and the Buyer updating and disclosing certain matters regarding the Schedules of VitalStream in the form attached hereto as Exhibit O.

         "VitalStream Securities and Exchange Commission Reports" has the meaning set forth in Section 4(d) of this Agreement.

         "VitalStream Subsidiaries" has the meaning set forth in Section 4(a) of this Agreement.

         "VitalStream Transaction" has the meaning set forth in Section 5(f)(iii) of this Agreement.

         "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar applicable foreign, state or local Law.

         2.       Basic Transaction.

         (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, at the Closing, the Buyer agrees to purchase from Hosting and Networks, and Hosting and Networks agree to sell, transfer, assign, convey and deliver to the Buyer, all of their respective right, title and interest in and to the Acquired Assets, free and clear of all Liens, Claims, Indebtedness and restrictions on transfer (except for Permitted Liens, the Assumed Liabilities and restrictions on transfer set forth in any Hosting Contract) for the consideration specified in Section 2(b) and Section 2(c) of this Agreement.

         (b)      Assumption of Liabilities.

                  (i) On and subject to the terms and conditions of this Agreement, at the Closing, the Buyer agrees to assume and thereafter become responsible for and pay, perform or discharge all of the Assumed Liabilities.

                  (ii) Each of Hosting and Networks expressly understands and agrees that, except for the Assumed Liabilities, the Buying Parties have not agreed to pay, will not be required to assume and will have no Liability for any Liabilities of Hosting, Networks or any Affiliate of Hosting or Networks. Without limiting the breadth of the foregoing, the Buying Parties have not agreed to pay, will not be required to assume and will have no Liability for the Excluded Hosting Liabilities, which Excluded Hosting Liabilities will, as between Hosting and Networks, on the one hand, and the Buying Parties, on the other hand, remain the sole responsibility of, and will be satisfied by, Hosting and Networks, as the case may be.

                  (iii) The assumption by the Buyer of the Assumed Liabilities, and the transfer thereof by Hosting and Networks, shall in no way expand the rights or remedies of any third party against VitalStream, the Buyer, Hosting, Networks or any of their respective Affiliates, officers, directors, employees, shareholders and advisors as compared to the rights and remedies which such third party would have had against such parties had the Buyer not assumed such Assumed Liabilities. Hosting or Networks, as the case may be, shall pay and discharge when due, or contest in good faith, any of their respective Liabilities which constitute Excluded Hosting Liabilities.

         (c) Consideration. In addition to the assumption of the Assumed Liabilities by the Buyer pursuant to Section 2(b) of this Agreement, in consideration for sale of the Acquired Assets by Hosting and Networks to the Buyer, VitalStream shall pay to Hosting the Cash Consideration and issue to Hosting the Purchase Shares, in accordance with this Section 2(c).

                  (i) Cash Consideration. As partial consideration for the sale by Hosting and Networks to the Buyer of the Acquired Assets, VitalStream agrees to pay to Hosting at Closing cash in the amount of $200,000 (the "Cash Consideration").

                  (ii) Purchase Shares. VitalStream has duly authorized the issuance of Common Stock pursuant to the terms of this Agreement. As partial consideration for the sale by Hosting and Networks of the Acquired Assets to the Buyer, VitalStream agrees to issue to Hosting a number of shares of Common Stock (the "Initial Purchase Shares") equal to the difference between (A) the Fully Diluted Outstanding Common Stock divided by 0.875 minus (B) the Fully Diluted Outstanding Common Stock (all such shares of Common Stock together with such additional shares of Common Stock issued by VitalStream to Hosting pursuant to the terms of this Agreement are hereinafter referred to as the "Purchase Shares"). Within ten (10) days of the Closing Date, VitalStream shall issue and deliver two stock certificates evidencing the Initial Purchase Shares as follows: (1) one stock certificate shall evidence a number of shares of Common Stock equal to 0.70 multiplied by the number of Initial Purchase Shares and shall be issued in the name of, and shall be delivered to, Hosting and (2) one stock certificate shall evidence a number of shares of Common Stock equal to 0.30 multiplied by the number of Initial Purchase Shares and shall be issued in the name of Hosting and shall be delivered to the Escrow Agent to be held subject to the terms and conditions of the Escrow Agreement. The Initial Purchase Shares delivered to the Escrow Agent pursuant to the terms of this Agreement and held by the Escrow Agent pursuant to the terms of the Escrow Agreement shall be available to satisfy any amounts owed by

         Hosting or Networks to VitalStream pursuant to Section 8 of this Agreement, in each case subject to the terms of this Agreement and the Escrow Agreement.

         (d) Post-Closing Adjustment in Connection with the Issuance of Common Stock Pursuant Section 1.4(c)(iii) of the Merger Agreement.

                  (i) If VitalStream is required to issue any portion of the 8,789,907 shares of Common Stock (the "Quarterly Revenue Contingent Shares") pursuant to Section 1.4(b) and Section 1.4(c)(iii) of the Merger Agreement (which number of shares of Common Stock shall be determined in accordance with the Merger Agreement based upon VitalStream's and its Subsidiaries' highest quarterly consolidated net revenue for any calendar quarter during the period (the "Quarterly Revenue Contingent Shares Period") beginning on the Merger Closing Date and ending on September 30, 2003 (the calendar quarter during such period in which such highest quarterly consolidated net revenue occurs shall hereinafter be referred to as the "Highest Calendar Quarter" and the consolidated net revenue of VitalStream and its Subsidiaries generated during the Highest Calendar Quarter shall hereinafter be referred to as the "Highest Calendar Quarter Net Revenues")), VitalStream shall, simultaneously with the issuance of such Quarterly Revenue Contingent Shares, deliver to Hosting a stock certificate registered in the name of Hosting evidencing an additional number of shares of Common Stock in an amount equal to: (A) if (1) the Highest Calendar Quarter Net Revenues is equal to or greater than $3,000,000 and (2) the difference (such difference shall hereinafter be referred to as the "VitalStream Generated Quarterly Net Revenues") between (x) the Highest Calendar Quarter Net Revenues minus (y) that portion of the Highest Calendar Quarter Net Revenues (such portion of the Highest Calendar Quarter Net Revenues shall hereinafter be referred to as the "Acquired Assets Generated Quarterly Net Revenues") generated by or from any of the Hosting Business Customers, is equal to or greater than $3,000,000, then zero; (B) if the Highest Calendar Quarter Net Revenues is equal to or greater than $3,000,000 and the VitalStream Generated Quarterly Net Revenues is less than $3,000,000, the product of (1) the number of Quarterly Revenue Contingent Shares actually issued by VitalStream and (2) a fraction, the numerator of which shall be the difference between (x) $3,000,000 minus (y) the VitalStream Generated Quarterly Net Revenues, and the denominator of which shall be $3,000,000; and (C) if the Highest Calendar Quarter Net Revenues is less than $3,000,000, the product of (1) the number of Quarterly Revenue Contingent Shares actually issued by VitalStream and (2) a fraction, the numerator of which shall be the Acquired Assets Generated Quarterly Net Revenues and the denominator of which shall be the Highest Calendar Quarter Net Revenues.

                  (ii) Simultaneously with the issuance of any Quarterly Revenue Contingent Shares pursuant to Section 1.4(b) and Section 1.4(c)(iii) of the Merger Agreement, VitalStream shall prepare and deliver to Hosting a statement (the "Quarterly Revenue Contingent Shares Statement") setting forth the number of Quarterly Revenue Contingent Shares issued, the Highest Calendar Quarter Net Revenues, the VitalStream Generated Quarterly Net Revenues and the Acquired Assets Generated Quarterly Net Revenues (the amounts so determined by VitalStream and set forth in the Quarterly Revenue Contingent Shares Statement being hereinafter respectively referred to as the "VitalStream Proposed Amounts"). Hosting shall have fifteen (15) days after their receipt of such statement to review the VitalStream Proposed Amounts. VitalStream shall make the work papers, books, records and other back-up materials used by VitalStream in preparing the Quarterly Revenue Contingent Shares Statement or otherwise requested by Hosting available to Hosting and its accountants and other representatives at reasonable times and upon reasonable notice during the (A) preparation by VitalStream of the Quarterly Revenue Contingent Shares Statement, (B) the fifteen (15) day period referred to above and (C) resolution by the Parties of any objections raised by Hosting to the VitalStream Proposed Amounts set forth in the Quarterly Revenue Contingent Shares Statement. If Hosting shall deliver to VitalStream a notice indicating its disagreement with any of the VitalStream Proposed Amounts during the fifteen (15) day period referred to above, the Parties shall, in good faith, attempt to resolve the disagreement as to such contested VitalStream Proposed Amounts within fifteen (15) days after VitalStream's receipt of such notice. If the Parties fail to resolve such disagreement (a "Dispute") within such time period, the Parties shall promptly refer such disagreement for resolution to a Deciding Accountant in accordance with the provision of Section 2(d)(iii) of this Agreement. The number of Quarterly Revenue Contingent Shares issued, the Highest Calendar Quarter Net Revenues, the VitalStream Generated Quarterly Net Revenues and the Acquired Assets Generated Quarterly Net Revenues as agreed to by the Parties or as determined by the Deciding Accountant shall be final and binding for all purposes of this Agreement.

                  (iii) In the event the Parties refer a Dispute to an accounting firm, such accounting firm shall be selected by lot (from a group of six Western-regional accounting firms agreed upon by the Parties after excluding the respective regular outside accounting firms of VitalStream, Hosting and Networks) (the "Deciding Accountant"). Each of the Parties shall promptly furnish to the Deciding Accountant, at their own cost and expense, such documents and information as the Deciding Accountant may request in connection with such Dispute. The Deciding Accountant shall be instructed to report its determination of the Dispute in writing to each of the Parties within thirty (30) days after such engagement. The fees and expenses payable to the Deciding Accountant with respect to all disputes subject to the procedure set forth in Section 2(d)(ii), up to $15,000 in the aggregate, shall be borne by VitalStream after which all such fees and expenses shall be paid 50% by Hosting and Networks, on the one hand, and 50% by VitalStream, on the other hand.

                  (iv)     All amounts calculated for purposes of this
         Section 2(d) shall be calculated from the books and records of VitalStream in accordance with GAAP applied on a consistent basis in accordance with VitalStream's past practice.

                  (v) Any additional shares of Common Stock issued by VitalStream pursuant to this Section 2(d) shall not be subject to the terms of the Escrow Agreement.

         (e) Post-Closing Adjustment in Connection with the Issuance of Common Stock Pursuant Section 1.4(c)(iv) of the Merger Agreement. If VitalStream is required to issue any portion of the 1,318,488 shares of Common Stock (the "Nex2 Disposition Contingent Shares") pursuant to Section 1.4(b) and Section 1.4(c)(iv) of the Merger Agreement as a result of the disposition of Nex2, Inc. ("Nex2") by VitalStream (the "Nex2 Disposition"), VitalStream shall, simultaneously with the issuance of such Nex2 Disposition Contingent Shares, deliver to Hosting a stock certificate registered in the name of Hosting evidencing an additional number of shares of Common Stock in an amount equal to the difference between (i) the number of Nex2 Disposition Contingent Shares divided by 0.875 minus (ii) the number of Nex2 Disposition Contingent Shares. Any additional shares of Common Stock issued by VitalStream pursuant to this
Section 2(e) shall not be subject to the terms of the Escrow Agreement.

         (f) Post-Closing Adjustment in Connection with the Issuance of Common Stock Pursuant Section 1.4(c)(v) of the Merger Agreement. If VitalStream is required to issue any portion of the 1,133,905 shares of Common Stock (the "Option Shares") pursuant to Section 1.4(b) and Section 1.4(c)(v) of the Merger Agreement as a result of the amount of proceeds received by VitalStream in connection with the exercise of the "Outstanding Parent Options" (as defined in the Merger Agreement), VitalStream shall, simultaneously with the issuance of such Option Shares, deliver to Hosting a stock certificate registered in the name of Hosting evidencing an additional number of shares of Common Stock in an amount equal to the difference between (i) the number of Option Shares divided by 0.875 minus (ii) the number of Option Shares. Any additional shares of Common Stock issued by VitalStream pursuant to this Section 2(f) shall not be subject to the terms of the Escrow Agreement.

         (g) Allocation of Consideration. The Parties agree to allocate the aggregate consideration to be paid for the Acquired Assets in accordance with
Section 1060 of the Code. The Parties agree that VitalStream shall prepare and provide to Hosting a draft allocation of the consideration to be paid among the Acquired Assets within ninety (90) calendar days after the Closing Date. The Parties agree that the amount of consideration to be allocated to the tangible personal property or assets which constitute part of the Acquired Assets in connection with the allocation of the aggregate consideration to be paid for the Acquired Assets (as adjusted pursuant to Section 2(d), Section 2(e) and Section 2(f) of this Agreement) pursuant to this Section 2(g) shall be $100,000. Hosting shall notify VitalStream within thirty (30) calendar days of receipt of such draft allocation of any objection Hosting may have thereto. The Parties agree to resolve any disagreement with respect to such allocation in good faith. In addition, the Parties hereby undertake and agree to file timely any information that may be required to be filed pursuant to Treasury Regulations promulgated under Section 1060(b) of the Code, and shall use the allocation determined pursuant to this Section 2(g) in connection with the preparation of Internal Revenue Service Form 8594 as such form relates to the transactions contemplated by this Agreement. No Party shall file any Tax Return or other document or otherwise take any position which is inconsistent with the allocation determined pursuant to this Section except as may be adjusted by subsequent agreement following an audit by the Internal Revenue Service or by court decision.

         (h) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of VitalStream located at One Jenner, Suite 100, Irvine, California 92618 commencing at 9:00 a.m. local time on the date of satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the Parties will take at the Closing itself) or such other date as the Parties may mutually determine in writing (the "Closing Date").

         (i) Deliveries at the Closing. At the Closing: (i) Hosting and/or Networks will deliver to the VitalStream the various certificates, instruments and documents referred to in Section 7(a) of this Agreement; (ii) the Buying Parties will deliver to Hosting and Networks the various certificates, instruments and documents referred to in Section 7(b) of this Agreement; (iii) Hosting and Networks will execute and deliver to the Buyer (A) the instrument of assignment substantially in the form of Exhibit J attached hereto (the "Assignment and Assumption Agreement"), (B) the instrument of sale, transfer, conveyance, and assignment substantially in the form of Exhibit K attached hereto (the "Bill of Sale"), and (C) such other instruments, certificates and agreements as VitalStream and its counsel may reasonably request (including any documents evidencing the transfer of the Hosting Intellectual Property Rights);
(iv) the Buyer will execute and deliver to Hosting and Networks (A) the Assignment and Assumption Agreement and (B) such other instruments, certificates and agreements as Hosting, Networks and their counsel may reasonably request;
(v) VitalStream will execute and deliver to Hosting (A) the Cash Consideration by wire transfer of immediately available funds (B) the Assignment and Assumption Agreement and (C) such other instruments, certificates and agreements as Hosting and its counsel may reasonably request; and (vi) VitalStream will execute and deliver to Networks (A) the Assignment and Assumption Agreement and
(B) such other instruments, certificates and agreements as Networks and its counsel may reasonably request.

         (j) Post-Closing Deliveries. Within 10 days following the Closing Date, (i) VitalStream will execute and deliver to Hosting a stock certificate evidencing the Initial Purchase Shares to be issued to Hosting pursuant to
Section 2(c)(ii) of this Agreement registered in the name of Hosting and (ii) VitalStream will execute and deliver to the Escrow Agent a stock certificate evidencing the Initial Purchase Shares to be escrowed pursuant to Section 2(c)(ii) of this Agreement, registered in the name of Hosting.

         3. Representations and Warranties of Hosting and Networks. As a material inducement to the Buying Parties to enter into this Agreement, Hosting and Networks, jointly and severally, hereby represent and warrant to the Buying Parties that the statements contained in this Section 3 are correct and complete as of the date hereof (or on the date as of which they are made, in the case of any representation or warranty which specifically relates to an earlier date).

         (a) Organization, Corporate Power and Licenses. Each of Hosting and Networks is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation and is qualified to do business in every jurisdiction in which such qualification is required, except where failure to be so qualified would not reasonably be expected to have a Hosting Material Adverse Effect. Each of Hosting and Networks possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its Hosting Business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party except where such failure would not reasonably be expected to have a Hosting Material Adverse Effect. Schedule 3(a) contains a list of all jurisdictions in which each of Hosting and Networks are qualified or licensed to do business and a list of all of the Hosting Permits and Licenses. The copies of Hosting's and Networks' charter documents and bylaws to which VitalStream has been provided access reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

         (b) Approval and Consents; Authorization; No Breach. Each of Hosting and Networks has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each of the other Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the execution and delivery by each of Hosting and Networks and the performance by each of Hosting and Networks of this Agreement and each of the other Transaction Agreements to which it is a party, and the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements have been duly authorized by the respective boards of directors of each of Hosting and Networks, by Networks, as the sole shareholder of Hosting, and by Holdings, as the sole shareholder of Networks. Except as described above, no other corporate proceedings on the part of Hosting or Networks are necessary to authorize the execution and delivery of this Agreement or any other Transaction Agreements by Hosting and Networks and the consummation by Hosting and Networks of the transactions contemplated by this Agreement and the other Transaction Agreements. Each of this Agreement and the other Transaction Agreements to which Hosting or Networks is a party constitutes a valid and binding obligation of Hosting and Networks enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar Laws affecting creditors' rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity). Except as set forth on Schedule 3(b) attached hereto, the execution and delivery by Hosting and Networks of this Agreement and the other Transaction Agreements to which Hosting or Networks is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by Hosting and Networks do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under or result in the violation of, (iii) result in the creation of any Lien upon Hosting's or Networks' capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any Governmental Entity (other than any filings required by state and federal securities Laws) pursuant to, (A) the charter documents or bylaws of Hosting or Networks, (B) any Law or Legal Requirement to which Hosting or Networks is subject, or (C) any material agreement, instrument, order, judgment or decree to which Hosting or Networks is subject.

         (c) Subsidiaries. All of the issued and outstanding Equity Securities of Hosting are owned by Networks. All of the issued and outstanding Equity Securities of Networks are owned by Holdings. Hosting has no Subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

         (d)      Hosting Financial Statements.

                  (i) Hosting has provided to VitalStream the following financial statements (collectively, as to the financial statements set forth in Section 3(d)(i)(A), Section 3(d)(i)(B) and Section 3(d)(i)(C) of this Agreement, the "Hosting Financial Statements"), each of which is attached to this Agreement as Exhibit L:

                           (A) the audited pro forma balance sheet of the Hosting Business of Hosting and Networks as of December 31, 2001, and the related pro forma statements of income and cash flows as of and for the twelve-month period then ended;

                           (B) the audited pro forma balance sheet of the Hosting Business of Hosting and Networks as of September 30, 2002 (the "Hosting Balance Sheet"), and the related pro forma statements of income and cash flows as of and for the nine-month period then ended; and

                           (C) an unaudited balance sheet of the Hosting Business of Hosting as of October 31, 2002, and the related statements of operations and cash flows as of and for the ten-month period then ended.

                  (ii) The Hosting Financial Statements (A) are accurate and complete in all material respects, (B) are consistent with the books and records of Hosting and Networks, as the case may be (each of which, in turn, are accurate and complete in all material respects), (C) were prepared in accordance with GAAP applied on a consistent basis during the respective periods involved (except as may be indicated therein or in the notes, if any, thereto), subject to normal year-end audit adjustments, which will not be material either individually or in the aggregate, and an absence of required footnotes and (D) fairly present the financial position of the Hosting Business of Hosting and Networks as at the date thereof and the results of their operations and cash flows for the respective periods then ended.

                  (iii) The total revenues of the Hosting Business conducted by Networks and Hosting for the one month ended November 30, 2002 was $233,415.

         (e)      Notes and Accounts Receivable; Notes and Accounts Payable.

                  (i) All notes and accounts receivable of Hosting (including those accounts receivable of Networks which were contributed to Hosting pursuant to the Networks Contribution Agreement) are reflected properly on its books and records, are valid receivables arising from bona fide transactions in the Ordinary Course of Business subject to no setoffs, Claims or refusals to pay, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Hosting Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Hosting and Networks. Schedule 3(e) attached hereto contains a listing of all of the accounts receivable of each of Hosting and Networks (provided, in the case of Networks, solely to the extent arising solely from the conduct by Networks of its Hosting Business) as of August 31, 2002. Except as set forth on Schedule 3(e) attached hereto, as of August 31, 2002, (a) no account or note debtor of Hosting is delinquent in payment by more than sixty (60) days and (b) the aging schedule of the accounts receivable and notes receivable of Hosting included in Schedule 3(e) attached hereto is complete and accurate.

                  (ii) Schedule 3(e) attached hereto contains a listing of all accounts payable and notes payable (which shall include any service level agreement credits, services or goods that have been paid for but not provided or delivered, and similar items) that each of Hosting and Networks (provided, in the case of Networks, solely to the extent arising solely from the conduct by Networks of its Hosting Business) will owe (or have any Liability with respect to) as of August 31, 2002. Except as set forth on Schedule 3(e) attached hereto, as of August 31, 2002, all such accounts payable and notes payable arose from bona fide transactions in the Ordinary Course of Business and, no such account payable or note payable is delinquent by more than sixty (60) days in its payment.

         (f) Guaranties. Except as set forth on Schedule 3(f) attached hereto, Hosting is not a guarantor of or otherwise is liable for, and no assets or properties of Hosting are subject to, or security for, any Liability (including Indebtedness) of any other Person.

         (g) Title to Assets; Condition of Assets; Sufficiency of Assets. Either Hosting or Networks has good and marketable title to, or a valid leasehold interest in, the Acquired Assets (other than properties and assets disposed of in the Ordinary Course of Business since the date of the Hosting Balance Sheet), free and clear of all Liens, Claims, Indebtedness and restrictions on transfer, except for (i) Permitted Liens and (ii) the Liens set forth on Schedule 3(g) attached hereto. All of the equipment and other tangible assets included in the Acquired Assets are free from material defects (patent or latent), have been maintained in good operating condition and repair (subject to normal wear and tear), and are suitable for the purpose for which they presently are used by Hosting and Networks in the conduct of their respective Hosting Businesses. Except for (i) the Excluded Hosting Assets, (ii) any Non-Material Assets, (iii) any properties or assets (tangible or intangible) needed to supply the services provided to Networks and Hosting pursuant to the Hosting Services Agreement, (iv) any properties or assets (tangible or intangible) needed to supply the services provided to Hosting pursuant to the Netifice Services Agreement, (v) any properties or assets (tangible or intangible) needed to supply the services provided to Hosting pursuant to the Customer Migration Agreement, (vi) any properties or assets (tangible or intangible) needed to supply the services provided to Hosting pursuant to the Master Access Agreement and (vii) any properties or assets (tangible or intangible) set forth on
Schedule 3(g) attached hereto, the Acquired Assets include all of the properties or assets (tangible or intangible) (including all licenses and other forms of permission necessary to use any Intellectual Property Right owned by any third party and used by Hosting or Networks in connection with the Hosting Business of Hosting and Networks during the ninety (90) day period prior to Closing) necessary for the Buyer to, and used immediately prior to the Closing by Hosting to, (x) conduct the Hosting Business as presently conducted by Hosting and (y) conduct the Hosting Business as conducted by Networks immediately prior to the consummation of the transactions contemplated by the Networks Contribution Agreement.

         (h) Absence of Undisclosed Liabilities. Neither Hosting nor Networks (provided, in the case of Networks, solely with respect to the conduct by Networks of its Hosting Business) has any Liability (and there is no basis for any present or future Claim giving rise to any Liability), except for (i) Liabilities not required to be reflected on a balance sheet of the Hosting Business conducted by Hosting and Networks prepared in accordance with GAAP consistently applied in accordance with Hosting's and Networks' past practice,
(ii) Liabilities set forth on the face of the Hosting Balance Sheet (rather than in any notes thereto), (iii) Liabilities which have arisen after the date of the Hosting Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any Claim, breach of contract, breach of warranty, tort, infringement, Environmental, Health, and Safety Requirements or violation of Law) and (iv) the Assumed Liabilities.

         (i)      Absence of Certain Developments. Except as set forth in
Schedule 3(i) attached hereto and for the transactions contemplated by this Agreement and the other Transaction Agreements, since September 30, 2002, no event has occurred or is anticipated, and no fact or facts exists, that individually or in the aggregate have had or could have a Hosting Material Adverse Effect. Without limiting the generality of the foregoing, since September 30, 2002, neither Networks nor Hosting (provided, in the case of Networks, with respect to each of the following items, solely with respect to the conduct by Networks of its Hosting Business):

                  (i) has sold, leased, transferred, or assigned any of its assets, tangible or intangible necessary for, or useful in, the conduct by Hosting or Networks of their respective Hosting Businesses, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (iii) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which Hosting or Networks is a party or by which either of them is bound (and no other party to any such agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) has accelerated, terminated, modified, or cancelled any such agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses);

                  (iv) has imposed, or permitted to exist, any Liens (except for Permitted Liens) upon any of its assets, tangible or intangible;

                  (v) has made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (vi) has made any Investment in, any loan to, or any acquisition of the assets of, any other Person (or series of related capital Investments, loans, and acquisitions) outside the Ordinary Course of Business;

                  (vii) has issued any Debt Security or created, incurred, assumed, or Guaranteed any Indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $50,000 in the aggregate;

                  (viii) has delayed or postponed the payment of accounts payable or other Liabilities outside the Ordinary Course of Business;

                  (ix) has cancelled, compromised, waived, or released any right or Claim (or series of related rights and Claims) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (x) has granted any license or sublicense of any rights under or with respect to any Hosting Intellectual Property Rights, other than in the Ordinary Course of Business;

                  (xi) has experienced any damage, destruction, or loss (whether or not covered by insurance) to its properties or assets;

                  (xii) has made any loan to, or entered into any other transaction with, any of its Affiliates, stockholders, directors, officers or employees outside the Ordinary Course of Business;

                  (xiii) has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement relating to or affecting any employee of Hosting or Networks;

                  (xiv) has granted any increase in the base compensation of any of the directors, officers or employees of Hosting or Networks outside the Ordinary Course of Business or has granted any increase at all in the base compensation of any of the Transferred Employees;

                  (xv) has adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the directors, officers or employees of Hosting or Networks, or taken any such action with respect to any other Employee Benefit Plan;

                  (xvi) has made any other change in employment terms for any of the directors, officers or employees of Hosting or Networks outside the Ordinary Course of Business or has made any change at all in the employment terms for any of the Transferred Employees; and

                  (xvii) has not collected any accounts receivable out of the Ordinary Course of Business; and

                  (xviii)  has committed to any of the foregoing.

         (j) Compliance With Laws. Except as set forth in Schedule 3(j) attached hereto, neither Networks nor Hosting (provided, in the case of Networks, with respect to each of the following items, solely with respect to the conduct by Networks of its Hosting Business) has violated any Law or Legal Requirement and neither Hosting nor Networks has not received any written notice alleging any such violation.

         (k) Litigation. Except as set forth in Schedule 3(k) attached hereto, neither Networks nor Hosting (provided, in the case of Networks, solely with respect to the conduct by Networks of its Hosting Business) is (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or
(ii) a party or, to the Knowledge of Hosting and Networks, threatened to be made a party to any Claim at law or in equity, before any Governmental Entity or that could come before any arbitrator. None of the Claims set forth in Schedule 3(k) attached hereto could, either individually or in the aggregate, result in or have a Hosting Material Adverse Effect. To the Knowledge of Hosting and Networks, neither Hosting nor Networks has any reason to believe that any such Claim may be brought against Hosting or Networks.

         (l)      Contracts and Commitments.

                  (i) Except as expressly contemplated by this Agreement or as set forth in Schedule 3(l) attached hereto, neither Networks nor Hosting (provided, in the case of Networks, with respect to each of the following items, solely with respect to the conduct by Networks of its Hosting Business)is a party to or bound by any written or oral:

                           (A) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                           (B) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $75,000 or contract relating to loans to officers, directors or Affiliates (unless terminable at will without severance obligations);

                           (C) contract or agreement with any Governmental Entity entered into outside the Ordinary Course of Business;

                           (D) contract under which Hosting or Networks has advanced or loaned any other Person amounts in the aggregate exceeding $10,000;

                           (E) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien) on any assets of Hosting or Networks;

                           (F)     Guarantee of any Liability of any Person;

                           (G) settlement, conciliation or similar agreement under which such party has any future obligations or Liability;

                           (H) lease or agreement under which Hosting is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

                           (I) lease or agreement under which Hosting or Networks is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by Hosting Networks;

                           (J) contract or group of related contracts with the same party or group of Affiliated parties the performance of which involves the payment by Hosting or Networks of consideration in excess of $25,000 annually;

                           (K) assignment, license, indemnification or agreement with respect to any intangible property (including any Hosting Intellectual Property Rights) entered into outside the Ordinary Course of Business;

                           (L) warranty agreement with respect to its services rendered or its products sold or leased;

                           (M) agreement under which it has granted any Person any registration rights (including demand and piggyback registration rights), any rights of first refusal or vetoes on the sale of the Acquired Assets;

                           (N)     agreement relating to any Investment;

                           (O) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

                           (P) any other agreement which is material to the operation of its Hosting Business or business prospects or involves a consideration in excess of $25,000 annually.

                  (ii) All of the contracts, agreements and instruments referenced on Schedule 3(l) attached hereto (the "Hosting Material Contracts") are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by
         (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar Laws affecting creditors' rights generally, and
         (ii) applicable equitable principles (whether considered in a proceeding at law or in equity). Hosting or Networks, as the case may be, has performed all material obligations required to be performed by it under the Hosting Material Contracts and is not in default under or in breach of nor in receipt of any claim of default or breach under any Hosting Material Contracts; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by Hosting or Networks, as the case may be, under any of the Hosting Material Contracts; neither Hosting nor Networks has any present expectation or intention of not fully performing all such obligations; neither Hosting nor Networks has any Knowledge of any breach or anticipated breach of any material obligation to be performed by the other parties to any of the Hosting Material Contracts.

                  (iii) VitalStream has been provided access to a true and correct copy of each of the written Hosting Material Contracts, together with all amendments, waivers or other changes thereto, and an accurate description of each of the oral Hosting Material Contracts.

         (m)      Tax Matters.

                  (i) Except as set forth in Schedule 3(m) attached hereto, each of Hosting and Networks has filed all Tax Returns which it is required to file under applicable Laws. All such Tax Returns are complete and correct and have been prepared in compliance with all applicable Laws in all material respects. Each of Hosting and Networks has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they were or are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party. Neither Hosting nor Networks has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. The accrual for Taxes on the Hosting Balance Sheet would be adequate to pay all Tax Liabilities of Hosting and Networks (provided, in the case of Networks, solely with respect to the conduct of by Networks of its Hosting Business) (A) if Hosting's current Tax year were treated as ending on the date of the Hosting Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income), and (B) if Hosting's current Tax year were treated as ending on the Closing Date and the accrual for Taxes on the Hosting Balance Sheet was adjusted with the past custom and practice of Hosting in filing its Tax Returns. Since the date of the Hosting Balance Sheet, neither Hosting nor Networks has incurred any Liability for Taxes other than in the Ordinary Course of Business. The assessment of any additional Taxes or Hosting or Networks for periods for which Tax Returns have been filed by Hosting or Networks shall not exceed the recorded Liability therefor on the Hosting Balance Sheets (excluding any amount recorded which is attributable solely to timing differences between book and Tax income). There has not been any audit of any Tax Return filed by Hosting or Networks. Neither Hosting nor Networks has consented to any waiver of the statute of limitations for the assessment of any Taxes and had not requested any extension of time for the payment of any Taxes. There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of Hosting or Networks. No Claim has ever been made by an authority in a jurisdiction where neither Hosting nor Networks file Tax Returns that either Hosting or Networks is or may be subject to Taxation by that jurisdiction. No foreign, federal, state or local Tax audits or administrative or judicial proceedings are pending or being conducted with respect to Hosting or Networks. No information related to Tax matters has been requested by any foreign, federal, state or local Taxing authority, no written notice indicating an intent to open an audit or other review has been received by Hosting or Networks from any foreign, federal, state or local Taxing authority, and no notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by a Taxing authority against Hosting or Networks has been received by Hosting or Networks and there are no material unresolved questions or claims concerning Hosting's or Networks' Tax Liability.

                  (ii) Neither Hosting nor Networks has made an election under Section 341(f) of the Code. Neither Hosting nor Networks is liable for the Taxes of another Person that is not a Subsidiary under
         (A) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign Law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. Neither Hosting nor Networks is a party to any Tax allocation or sharing agreement. Neither Hosting nor Networks has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

         (n)      Real Property.

                  (i) Hosting does not own any Real Property. Networks does not own any Real Property. Hosting is not a party to any agreement or option to purchase any Real Property or interest therein.

                  (ii) Schedule 3(n)(ii) attached hereto sets forth a true and complete list of (A) the address of each parcel of all Leased Real Property that is used or held for use by Hosting or Networks in connection with, the operation of their respective Hosting Business as currently operated by each of them (collectively, the "Hosting Leased Real Property") and (B) the date and the names of the parties to each Real Property Lease in respect of each parcel of Hosting Leased Real Property (collectively, the "Hosting Real Property Leases"). Hosting and Networks has delivered to VitalStream a true and complete copy of each written Hosting Real Property Lease, and in the case of any oral Hosting Real Property Lease, a written summary of the material terms of such Hosting Real Property Lease. Except as set forth on Schedule 3(n)(ii) attached hereto, with respect to each Hosting Real Property:

                           (A) such Hosting Real Property Lease is legal, valid, binding, enforceable and in full force and effect, except as such enforceability may be limited by (1) applicable insolvency, bankruptcy, reorganization, moratorium or other similar Laws affecting creditors' rights generally and (2) applicable equitable principles (whether considered in a proceeding at law or in equity);

                           (B) the transactions contemplated by this Agreement and the other Transaction Agreements do not require the consent of any other party to such Hosting Real Property Lease (except as set forth in Schedule 3(b) attached hereto), will not result in a breach of or default under such Hosting Real Property Lease, and will not otherwise cause such Hosting Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                           (C) Neither Hosting's nor Network's possession and quiet enjoyment of the Hosting Leased Real Property under such Hosting Real Property Lease has not been disturbed, and there are no disputes with respect to such Hosting Real Property Lease;

                           (D) Neither Hosting's or Network's, on the one hand, nor, to the Knowledge of Hosting and Networks, any other party to such Hosting Real Property Lease, on the other hand, is in breach or default under such Hosting Real Property Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Hosting Real Property Lease;

                           (E) Neither Hosting nor Networks owe in the future, any brokerage commissions or finder's fees with respect to such Hosting Real Property Lease;

                           (F) The other party to such Hosting Real Property Lease is not an Affiliate of, and otherwise does not have any economic interest in, Hosting or Networks;

                           (G) Neither Hosting nor Networks has subleased, licensed or otherwise granted any Person the right to use or occupy such Hosting Leased Real Property or any portion thereof;

                           (H)      Neither Hosting nor Networks has
                  collaterally assigned or granted any other Lien in such Hosting Real Property Lease or any interest therein; and

                           (I) Except as may arise by operation of law or under any Hosting Real Property Lease, there are no Liens on the estate or interest created by such Hosting Real Property Lease.

                  (iii) All Improvements included in the Hosting Leased Real Property are in good condition and repair and sufficient for the operation of the Hosting Business of Hosting and Networks as currently conducted thereon or contemplated to be conducted thereon. There are no structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Hosting Business of Hosting and Networks as currently conducted thereon or contemplated to be conducted thereon.

                  (iv) There is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, affecting any parcel of Hosting Leased Real Property or any portion thereof or interest therein. There is no injunction, decree, order, writ or judgment outstanding, nor any Claims, administrative actions or similar proceedings, pending or threatened, relating to the ownership, lease, use or occupancy of the Hosting Leased Real Property or any portion thereof, or the operation of the Hosting Business of Hosting as currently conducted thereon or contemplated to be conducted thereon.

                  (v) The Hosting Leased Real Property is in compliance with all applicable Real Property Laws (including any Environmental, Health and Safety Requirements, zoning, planning, subdivision, platting or similar Laws) affecting the Hosting Leased Real Property, and the current use and occupancy of the Hosting Leased Real Property and operation of the Hosting Business of Hosting thereon does not violate any Real Property Laws. Neither Hosting nor Networks has received any notice of violation of any Real Property Law and there is no basis for the issuance of any such notice or the taking of any action for such violation. There is no pending or anticipated change in any Real Property Law that will have a Hosting Material Adverse Effect on the ownership, lease, use or occupancy of any Hosting Leased Real Property or any portion thereof in the continued operation of the Hosting Business of Hosting and Networks as currently conducted thereon or contemplated to be conducted thereon.

         (o)      Environmental Matters.

                  (i) Each of Hosting, Networks and their predecessors have complied and each of Hosting and Networks is in compliance with all Environmental, Health and Safety Requirements and all permits thereunder.

                  (ii) Neither Hosting, Networks nor any of their predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective Liabilities, relating to any of them or their facilities arising under Environmental, Health, and Safety Requirements.

                  (iii) Neither Hosting, Networks nor their predecessors and Affiliates has assumed or undertaken or otherwise become subject to any Liability, including any Liability for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                  (iv) No facts, events or conditions relating to the past or present facilities, properties or operations of Hosting or Networks, or any of their predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities pursuant to Environmental, Health, and Safety Requirements, including any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

                  (v) None of Hosting, Networks or their predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given rise to Liabilities or give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resource damages or attorney fees, pursuant to CERCLA or any other Environmental, Health, and Safety Requirements.

                  (vi) Hosting has provided to VitalStream copies of all material environmental reports, audits, assessments, and investigations, and any other material environmental documents, related to the past or present facilities, properties or operations of Hosting, Networks or their predecessors or Affiliates, to the extent the forgoing are in the possession, custody, or control of Hosting or Networks.

         (p)      Intellectual Property Rights.

                  (i) Hosting owns and possesses all right, title and interest in and to, free and clear of any Liens, Claims, Indebtedness, licenses, restrictions on transfer or any other restrictions or limitations, except for (i) Permitted Liens and (ii) the Liens set forth on Schedule 3(p)(i) attached hereto, or has the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or other permission, all Hosting Intellectual Property Rights. Hosting has taken all commercially reasonable actions to maintain and protect the Hosting Intellectual Property Rights.

                  (ii) To the Knowledge of Hosting and Networks, neither Hosting nor Networks (provided, in the case of Networks, solely with respect to the conduct by Networks of its Hosting Business) has interfered with, infringed upon, violated, misappropriated, or otherwise come into conflict with any Intellectual Property Rights of any other Person and, to the Knowledge of Hosting and Networks, neither Hosting nor Networks will interfere with, infringe upon, violate, misappropriate or otherwise come into conflict with any Intellectual Property Rights of any Person as a result of the continued operation of its Hosting Business as presently conducted or as contemplated to be conducted. Neither Hosting nor Networks (provided, in the case of Networks, solely with respect to the conduct by Networks of its Hosting Business) has ever received any Claim or notice alleging any such interference, infringement, conflict, misappropriation, or violation (including, but not limited to, any Claim that Hosting or Networks must license or refrain from using any Intellectual Property Rights of any other Person and any demand or offer to license any Intellectual Property Rights from any Person), and neither Hosting nor Networks is aware of any facts that indicate a likelihood of any of the foregoing. To the Knowledge of Hosting and Networks, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Hosting Intellectual Property Rights, and neither Hosting nor Networks is aware of any facts that indicate a likelihood of any of the foregoing.

                  (iii)    Schedule 3(p)(iii) attached hereto identifies:
         (A) each patent or registration which has been issued to Hosting or Networks with respect to any Hosting Intellectual Property Rights and each pending patent application or application for registration which Hosting or Networks has made with respect to any Hosting Intellectual Property Rights; (B) each license, sublicense, agreement, or other permission which Hosting or Networks has granted to any Person with respect to any Hosting Intellectual Property Rights (other than such licenses, sublicenses and other permissions as are granted in the Ordinary Course of Business under the terms of Hosting form licensing agreements), together with any exceptions; (C) each material unregistered trademark, copyright, material service mark, trade name, corporate name or Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate) within the Hosting Intellectual Property Rights and (D) any other material Hosting Intellectual Property Rights. Hosting or Networks has delivered to VitalStream correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date) and has made available to VitalStream correct and complete copies of all other written documentation evidencing ownership and prosecution
        (if applicable) of each such item.

                  (iv) Schedule 3(p)(iv) attached hereto identifies each Hosting Intellectual Property Right that any third party owns and that Hosting or Networks uses pursuant to a written license, sublicense, agreement, or permission (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate). Either Hosting or Networks has delivered to VitalStream correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each Hosting Intellectual Property Right required to be identified in Schedule 3(p)(iv) attached hereto:

                           (A) the license, sublicense, agreement, or permission covering such Hosting Intellectual Property Right is legal, valid, binding, enforceable, and in full force and effect;

                           (B) the license, sublicense, agreement, or permission covering such Hosting Intellectual Property
                  Right will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement;

                           (C) to the Knowledge of Hosting and Networks no party to the license, sublicense, agreement, or permission covering such Hosting Intellectual Property Right is in breach or default, and, to the Knowledge of Hosting and Networks, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) to the Knowledge of Hosting and Networks no party to the license, sublicense, agreement, or permission covering such Hosting Intellectual Property Right has repudiated any provision thereof;

                           (E) such Hosting Intellectual Property Right is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (F) no Claim is pending or, to the Knowledge of Hosting and Networks (and employees of Hosting or Networks with responsibility for Intellectual Property Right matters), is threatened which challenges the legality, validity, or enforceability of such Hosting Intellectual Property Right, and there are no grounds for the same; and

                           (G) neither Hosting nor Networks has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission covering such Hosting Intellectual Property Right.

                  (v) No Hosting Intellectual Property Right is subject to any outstanding injunction, judgment, order, decree, ruling, or charge. No Claim is pending or, to the Knowledge of Hosting and Networks (and employees of Hosting and Networks with responsibility for Intellectual Property Right matters), threatened which challenges the legality, validity, enforceability, use, or ownership of any Hosting Intellectual Property Right, and, to the Knowledge of Hosting and Networks, there are no grounds for the same. To the Knowledge of Hosting and Networks, no loss or expiration of any Hosting Intellectual Property Right is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by Hosting, including, a failure by Hosting or Networks to pay any required maintenance fees).

         (q)      Employees.

                  (i) Hosting does not currently have, and has never had, any employees.

                  (ii)     Except as set forth on Schedule 3(q) attached hereto:

                           (A) Networks is not party to or bound by any collective bargaining agreement or relationship with any labor organization;

                           (B) To the Knowledge of Networks, no executive, key employee or group of employees has any plans to terminate their employment with Networks;

                           (C) to the Knowledge of Networks, no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition;

                           (D) no union organizing or decertification efforts are underway or, to the Knowledge of Networks, threatened;

                           (E) within the past five (5) years no labor strike, work stoppage, slowdown or other labor dispute has occurred, and none is underway or, to the Knowledge of Networks, threatened;

                           (F) there is no workman's compensation Liability, experience or matter that would reasonably be expected to have a Hosting Material Adverse Effect; and

                           (G) there is no employment-related charge, complaint, grievance, investigation, inquiry or Liability of any kind, pending or threatened in any forum, relating to an alleged violation or breach by Networks (or its officers or directors) of any Law, regulation or contract and, to the Knowledge of Networks, no facts or circumstances exist that would reasonably be expected to give rise to such a charge, complaint, grievance, investigation, inquiry or Liability.

                  (iii) Any notice of the transaction contemplated by this Agreement required under any Law or collective bargaining agreement has been given, and all bargaining obligations with any labor organization or other employee representative have been, or prior to Closing will be, satisfied.

                  (iv) In connection with the transactions contemplated by this Agreement, no plant closing or mass layoff of employees has been implemented that could implicate the WARN Act.

                  (v) Annex 1 attached hereto sets forth the name of each Eligible Networks Employee, as defined in Section 6(d) of this Agreement) and separately sets forth each such individual's current annual salary, and for the eight (8) month period ended August 31, 2002, the amount of each such individual's salary, bonus payments and any other indirect compensation as well as the paid time off (in dollar value), holiday time and sick pay due each Eligible Networks Employee as of the date of this Agreement.

         (r)      Employee Benefits Relating to Hosting.

                  (i) Hosting does not have any obligation to contribute to (or any other Liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in
         Section 3(37) of ERISA), or any "defined benefit plan" (as defined in
         Section 3(35) of ERISA), whether or not terminated.

                  (ii) Hosting does not maintain or have any obligation to contribute to (or any other Liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under COBRA).

                  (iii) Hosting does not maintain, contribute to or have any Liability under (or with respect to) any plan which is a "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

                  (iv) Hosting does not maintain, contribute to or have any Liability under (or with respect to) any Employee Benefit Plan providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated.

        (s)       Employee Benefits Relating to Networks.

                  (i) Networks does not have any obligation to contribute to (or any other Liability, including current or potential withdrawal liability, with respect to) any "multi-employer plan" (as defined in
         Section 3(37) of ERISA), or any "defined benefit plan" (as defined in
         Section 3(35) of ERISA), whether or not terminated.

                  (ii) Networks does not maintain or have any obligation to contribute to (or any other Liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under COBRA).

                  (iii) Except as set forth on Schedule 3(s) attached hereto, Networks does not maintain, contribute to or have any Liability under (or with respect to) any employee plan which is a "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated (the "Networks Defined Contribution Plan"). No Acquired Asset is subject to any Lien under ERISA or the Code.

                  (iv) Except for the Networks Defined Contribution Plan and as set forth on Schedule 3(s) attached hereto, Networks does not maintain, contribute to or have any Liability under (or with respect to) any Employee Benefit Plan providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. Such Employee Benefit Plans are referred to as the "Other Networks Plans" and, together with the Networks Defined Contribution Plan, the "Networks Plans."

                  (v) The Networks Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in accordance with their terms and have complied in form and in operation in all material respects with the applicable requirements of ERISA, the Code and other applicable Laws. The requirements of COBRA have been met in all material respects with respect to each Networks Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) which is subject to COBRA.

                  (vi) Each of the Networks Plans which is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service that such Networks Plan is qualified under Section 401(a) of the Code, and there are no circumstances which could reasonably be expected to adversely affect the qualified status of any such Networks Plan. All such Networks Plans have been or will be timely amended for the requirements of the Tax legislation commonly known as "GUST" and have been or will be submitted to the Internal Revenue Service for a favorable determination letter within the remedial amendment period prescribed by GUST.

                  (vii) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any Networks Plan (other than routine claims for benefits) is pending or, to the Knowledge of Networks, threatened which could result in or subject Networks to any material Liability, and there are no circumstances which could reasonably be expected to give rise to any such actions, suits or claims.

         (t) Insurance. Neither Hosting nor Networks is in material default with respect to its obligations under any insurance policy maintained by it, and neither Hosting nor Networks has ever been denied insurance coverage. The insurance coverage of Hosting is customary for entities of similar size engaged in similar lines of business. The reserves set forth on the Hosting Balance Sheets are adequate to cover all anticipated Liabilities with respect to all self-insurance or co-insurance programs.

         (u)      Affiliate Transactions. Except as set forth on the attached
Schedule 3(u) attached hereto, no officer, director, employee, stockholder, or other Affiliate of Hosting or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with Hosting or Networks or has any material interest in the Acquired Assets.

         (v) Brokerage. Neither Hosting nor any Affiliate of Hosting has any Liability to pay (or has made any arrangement under which Hosting or VitalStream may be required to pay) any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or the other Transaction Agreements.

         (w) Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Entity is required in connection with the execution, delivery and performance by Hosting or Networks of this Agreement or any other Transaction Agreement or the consummation by Hosting or Networks of any of the transactions contemplated hereby or thereby, except for filings with any Governmental Entity which are required or permitted to be made after the date hereof pursuant to applicable federal and state securities Laws and blue sky Laws, which filings will be effected within the applicable statutory periods.

         (x) Disclosure. This Agreement, together with the annexes, schedules, exhibits and certificates supplied by Hosting or Networks or on behalf of Hosting or Networks with respect to the transactions contemplated by this Agreement and the other Transaction Agreements, do not contain any untrue statement of a material fact, as of the date hereof, or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

         (y) Capital Stock and Related Matters. The authorized capital stock of Hosting consists of 1,000 shares of common stock, par value $0.01 per share, all of which shares of common stock are issued and outstanding and owned by Networks. As of the date hereof, Hosting does not have outstanding any Equity Securities or Debt Securities, except for the shares of common stock held by Networks.

         (z)      Investment in Purchase Shares.

                  (i) Disclosure of Information. Hosting hereby represents that representatives of each of the Purchase Share Distributees have received and reviewed all the information about VitalStream that such Person needs to invest in the Purchase Shares and represents that representatives of each of the Purchase Share Distributees asked questions and received answers from VitalStream regarding the terms and conditions of the offering of the Purchase Shares and the business, properties, prospects and condition (financial or otherwise) of VitalStream and the VitalStream Subsidiaries. The foregoing, however, does not limit or modify the representations and warranties of VitalStream in Section 4 of this Agreement or the right of Hosting to rely thereon.

                  (ii) Investment Experience. Hosting hereby represents that each of the Purchase Share Distributees is able to fend for itself, can bear the economic risk of its investment, has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchase Shares and has been represented with respect to the decision to invest in the Purchase Shares by

         Persons with such knowledge and experience in financial or business matters as to be capable of advising such Purchase Share Distributee with respect to the decision to invest in the Purchase Shares. Hosting also represents none of the Purchase Share Distributees has been organized for the purpose of acquiring the Purchase Shares.

                  (iii) Investment Intent; Own Account. Except for the dividend or other distribution of the Purchase Shares by (A) Hosting to Networks, (B) Networks to Holdings and (C) Holdings to one of more Purchase Share Distributees, Hosting hereby represents that it is acquiring the Purchase Shares for its own account, not as nominee or agent, with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities Laws or any applicable state securities Laws. Subject to the foregoing, Hosting further represents that neither it nor any Purchase Shares Distributee has any contract, undertaking or agreement with any Person to sell, transfer or grant participations to such Person or to any other Person with respect to the Purchase Shares.

         (aa)     Customers and Suppliers.

                  (i) Except as set forth on Schedule 3(aa) attached hereto, during the twelve (12) month period ending on the date hereof, there has not been any material interruption or outage (other than as requested by a Hosting Business Customer) in the provision by Hosting or Networks to the Hosting Business Customers of the goods and services provided by Hosting or Networks in the operation of its Hosting Business.

                  (ii) Except as set forth on Schedule 3(aa) attached hereto, no Hosting Business Customer which generated monthly revenues in the one month period ended August 31, 2002 that accounted for in excess of $5,000 of the monthly revenues of the Hosting Business of Hosting or Networks, has terminated or threatened in writing to terminate its relationship, or any agreement, with Hosting or Networks, as the case may be.

                  (iii) Schedule 3(aa) attached hereto sets forth (A) a complete and accurate list of the name of each Hosting Business Customer, together with the amount of revenue generated by such Hosting Business Customer during the one (1) month period ended August 31, 2002 and (B) a list of the contact information of each such Hosting Business Customer.

                  (iv) Schedule 3(aa) attached hereto contains a listing of all suppliers and vendors of the Hosting Business of Hosting and Networks, together with complete contact information and the amount of expense incurred to such vendor or supplier during the one (1) month period ended October 31, 2002.

         (bb) Paid January Expenses. Schedule 3(bb) attached hereto sets forth a list of all expenses (describing the payee of each expense, a description of each expense and the amount of each expense) that (i) have been incurred by Hosting or Networks on or after January 1, 2003 in the Ordinary Course of Business (which list does not include any expenses related to any Transaction Agreement or any expenses or Liabilities for breach of any agreement or related to any threatened or pending litigation) with respect to the Hosting Business of Hosting or

Networks and (ii) have been paid by Hosting or Networks as of the Closing Date (all such expenses satisfying (i) and (ii) above shall hereinafter be referred to as the "Paid January Expenses" and the aggregate amount of all such expenses shall hereinafter be referred to as the "Paid January Expense Amount").

         4. Representations and Warranties of VitalStream. As a material inducement to Hosting and Networks to enter into this Agreement, VitalStream and the Buyer, jointly and severally, hereby represent and warrant to Hosting and Networks that the statements contained in this Section 4 are correct and complete as of the date hereof (or on the date as of which they are made, in the case of any representation or warranty which specifically relates to an earlier date).

         (a) Organization, Corporate Power and Licenses. Except as set forth on Schedule 4(a), each of VitalStream and its direct and indirect Subsidiaries (including the Buyer) (collectively, the "VitalStream Subsidiaries") is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation and is qualified to do business in every jurisdiction in which such qualification is required except where failure to be so qualified would not reasonably be expected to have a VitalStream Material Adverse Effect. Each of VitalStream and the VitalStream Subsidiaries possess all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted and to carry out the transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party except where such failure would not reasonably be expected to have a VitalStream Material Adverse Effect. The copies of VitalStream's and Buyer's charter documents and bylaws to which Hosting has been provided access reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

         (b) Approval and Consents; Authorization; No Breach. Each of the Buying Parties full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each of the other Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the execution and delivery by the Buying Parties and the performance by the Buying Parties of this Agreement and each of the other Transaction Agreements to which either Buying Party is a party, and the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements have been duly authorized by the respective boards of directors of each of VitalStream and Buyer. Except as described above, no other corporate proceedings on the part of any Buying Party is necessary to authorize the execution and delivery of this Agreement or any other Transaction Agreements by any of the Buying Parties and the consummation by the Buying Parties of the transactions contemplated by this Agreement and the other Transaction Agreements. Each of this Agreement and the other Transaction Agreements to which any of the Buying Parties is a party constitutes a valid and binding obligation of each such Buying Party, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar Laws affecting creditors' rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity). Except as set forth on Schedule 4(b) attached hereto, the execution and delivery by any of the Buying Parties of this Agreement and the other Transaction Agreements to which any of the Buying Parties is a party, and the fulfillment of and compliance with the respective terms hereof and there of by each such Buying Party do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under or result in the violation of, (iii) result in the creation of any Lien upon the capital stock or assets of any of the Buying Parties or any VitalStream Subsidiary pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any Governmental Entity (other than any filings required by state and federal securities Laws) pursuant to, (A) the charter documents or bylaws of any of the Buying Parties or any VitalStream Subsidiary,
(B) any Law or Legal Requirement to which any of the Buying Parties or any VitalStream Subsidiary is subject, or (C) any material agreement, instrument, order, judgment or decree to which any of the Buying Parties or any VitalStream Subsidiary is subject.

         (c) Subsidiaries. Schedule 4(c) attached hereto sets forth acomplete and accurate list of the VitalStream Subsidiaries. Except as set forth on Schedule 4(c) attached hereto, VitalStream has no Subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise. All of the outstanding shares of capital stock of each VitalStream Subsidiary are validly issued, full paid and nonassessable, and all such shares are owned by VitalStream or another of the VitalStream Subsidiaries free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the Schedule 4(c) attached hereto, neither VitalStream nor any of the VitalStream Subsidiaries owns or holds the right to acquire any shares of stock or any other Equity Security of any other Person.

         (d) Securities and Exchange Commission Reports and VitalStream Financial Statements. The filings located on the Internet website of the Securities and Exchange Commission with respect to VitalStream (previously known as Sensar Corporation), together with the filings delivered by VitalStream to Hosting prior to the execution of this Agreement, constitute a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto), filed by VitalStream or any of the VitalStream Subsidiaries with the Securities and Exchange Commission since January 1, 2001 (as such documents have since the time of their filing been amended or supplemented, the "VitalStream Securities and Exchange Commission Reports"), which are all the documents (other than preliminary material) that VitalStream and the VitalStream Subsidiaries were required to file with the Securities and Exchange Commission since such date. As of their respective dates, the VitalStream Securities and Exchange Commission Reports (i) complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the VitalStream Securities and Exchange Commission Reports (the "VitalStream Financial Statements") (A) complied as to form in all material respects with the published rules and regulations of the Securities and Exchange Commission with respect thereto, (B) are accurate and complete in all material respects, (C) are consistent with the books and records of VitalStream and the VitalStream Subsidiaries (which, in turn, are accurate and complete in all material respects), (D) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (1) with respect to audited statements, as may be indicated therein or in the notes thereto and (2) with respect to unaudited statements, subject to normal year-end audit adjustments, which will not be material either individually or in the aggregate, an absence of required footnotes and as permitted by Form 10-Q of the Securities and Exchange Commission) and (E) fairly present the consolidated financial position of VitalStream and the VitalStream Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth on
Schedule 4(d) attached hereto, each VitalStream Subsidiary is treated as a consolidated Subsidiary of VitalStream in the VitalStream Financial Statements for all periods covered thereby.

         (e)      Notes and Accounts Receivable.

                  (i) All notes and accounts receivable of VitalStream and the VitalStream Subsidiaries are reflected properly on its books and records, are valid receivables arising from bona fide transactions in the Ordinary Course of Business subject to no setoffs, Claims or refusals to pay, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent VitalStream Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of VitalStream.
         Schedule 4(e) attached hereto contains a listing of all of the accounts receivable of VitalStream and the VitalStream Subsidiaries as of August 31, 2002. Except as set forth on Schedule 4(e) attached hereto, as of August 31, 2002, (a) no account or note debtor of VitalStream or any VitalStream Subsidiary is delinquent in payment by more than sixty (60) days and (b) the aging schedule of the accounts receivable and notes receivable of VitalStream or any VitalStream Subsidiary included in Schedule 4(e) is complete and accurate.

                  (ii) Schedule 4(e) attached hereto contains a listing of all accounts payable and notes payable (which shall include any service level agreement credits, services or goods that have been paid for but not provided or delivered, and similar items) that VitalStream and the VitalStream Subsidiaries will owe (or have any Liability with respect to) as of August 31, 2002. Except as set forth on Schedule 4(e) attached hereto, as of August 31, 2002, all accounts payable and notes payable of VitalStream and the VitalStream Subsidiaries arose from bona fide transactions in the Ordinary Course of Business and, no such account payable or note payable is delinquent by more than sixty (60) days in its payment.

         (f) Guaranties. Neither VitalStream nor any VitalStream Subsidiary is a guarantor of, or otherwise is liable for, and no assets or properties of VitalStream or any VitalStream Subsidiary are subject to, or security for, any Liability (including Indebtedness) of any other Person.

         (g) Title to Assets; Condition of Assets; Sufficiency of Assets. Each of VitalStream and the VitalStream Subsidiaries has good and marketable title to, or a valid leasehold interest in, the properties and assets of its respective properties and assets used by it in the conduct of its business, located on its premises or shown on the Most Recent VitalStream Balance Sheet or acquired after the date thereof (other than properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent VitalStream Balance Sheet), free and clear of all Liens, Claims, Indebtedness and restrictions on transfer, except for (i) Permitted Liens and
(ii) the Liens set forth on Schedule 4(g) attached hereto. The equipment and other tangible assets of VitalStream and each of the VitalStream Subsidiaries are free from material defects (patent or latent), have been maintained in good operating condition and repair (subject to normal wear and tear), and are suitable for the purpose for which they presently are used (including the conduct of the business of VitalStream and each of the VitalStream Subsidiaries) and are proposed to be used by VitalStream and the VitalStream Subsidiaries. VitalStream and the VitalStream Subsidiaries own, or have a valid leasehold interest in, all properties and assets (tangible and intangible) (including all licenses and other forms of permission necessary to use any Intellectual Property Right owned by any third party and used by VitalStream and the VitalStream Subsidiaries in connection with their Hosting Business during the ninety (90) day period prior to Closing) necessary for VitalStream and the VitalStream Subsidiaries to conduct their Hosting Business as presently conducted and are proposed to be used by VitalStream and the VitalStream Subsidiaries.

         (h)      Absence of Undisclosed Liabilities. Except as set forth on
Schedule 4(h), neither VitalStream nor any VitalStream Subsidiary has any Liability (and there is no basis for any present or future Claim giving rise to any Liability), except for (i) Liabilities not required to be reflected on a consolidated balance sheet of VitalStream and the VitalStream Subsidiaries prepared in accordance with GAAP consistently applied in accordance with VitalStream's past practice, (ii) Liabilities set forth on the face of the Most Recent VitalStream Balance Sheet (rather than in any notes thereto) and (iii) Liabilities which have arisen after the date of the Most Recent VitalStream Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any Claim, breach of contract, breach of warranty, tort, infringement, Environmental, Health, and Safety Requirements or violation of Law).

         (i)      Absence of Certain Developments. Except as set forth in
Schedule 4(i) attached hereto and for the transactions contemplated by this Agreement and the other Transaction Agreements, since October 31, 2002, no event has occurred or is anticipated, and no fact or facts exists, that individually or in the aggregate have had or could have a VitalStream Material Adverse Effect. Without limiting the generality of the foregoing, since October 31, 2002:

                  (i) neither VitalStream nor any VitalStream Subsidiary has sold, leased, transferred, or assigned any of its assets, tangible or intangible necessary for, or useful in, the conduct of its business, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) neither VitalStream nor any VitalStream Subsidiary has entered into any agreement, contract, lease, or license
         (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (iii) no party (including VitalStream or any VitalStream Subsidiary) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which VitalStream or any VitalStream Subsidiary is a party or by which any of them are bound;

                  (iv) neither VitalStream nor any VitalStream Subsidiary has imposed, or permitted to exist, any Liens (except for Permitted Liens) upon any of their assets, tangible or intangible;

                  (v) neither VitalStream nor any VitalStream Subsidiary has made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (vi) neither VitalStream nor any VitalStream Subsidiary has made any Investment in, any loan to, or any acquisition of the assets of, any other Person (or series of related capital Investments, loans, and acquisitions) outside the Ordinary Course of Business;

                  (vii) neither VitalStream nor any VitalStream Subsidiary has issued any Debt Security or created, incurred, assumed, or Guaranteed any Indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $50,000 in the aggregate;

                  (viii) neither VitalStream nor any VitalStream Subsidiary has delayed or postponed the payment of accounts payable or other Liabilities outside the Ordinary Course of Business;

                  (ix) neither VitalStream nor any VitalStream Subsidiary has cancelled, compromised, waived, or released any right or Claim (or series of related rights and Claims) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (x) neither VitalStream nor any VitalStream Subsidiary has granted any license or sublicense of any rights under or with respect to any VitalStream Intellectual Property Rights, other than in the Ordinary Course of Business;

                  (xi) neither VitalStream nor any VitalStream Subsidiary has experienced any damage, destruction, or loss (whether or not covered by insurance) to its properties or assets;

                  (xii) neither VitalStream nor any VitalStream Subsidiary has made any loan to, or entered into any other transaction with, any of its Affiliates, stockholders, directors, officers or employees outside the Ordinary Course of Business;

                  (xiii) neither VitalStream nor any VitalStream Subsidiary has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement relating to or affecting any employee of VitalStream or any VitalStream Subsidiary;

                  (xiv) neither VitalStream nor any VitalStream Subsidiary has granted any increase in the base compensation of any of the directors, officers or employees of VitalStream or any VitalStream Subsidiary outside the Ordinary Course of Business;

                  (xv) neither VitalStream nor any VitalStream Subsidiary has adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the directors, officers or employees of VitalStream or any VitalStream Subsidiary, or taken any such action with respect to any other Employee Benefit Plan;

                  (xvi) neither VitalStream nor any VitalStream Subsidiary has made any other change in employment terms for any of the directors, officers or employees of VitalStream or any VitalStream Subsidiary outside the Ordinary Course of Business; and

                  (xvii) Neither VitalStream nor any VitalStream Subsidiary has not collected any accounts receivable out of the Ordinary
         Course of Business; and

                  (xviii) Neither VitalStream nor any VitalStream Subsidiary has committed to any of the foregoing.

         (j) Compliance With Laws. Neither VitalStream nor any VitalStream Subsidiary has violated any Law or Legal Requirement and neither VitalStream nor any VitalStream Subsidiary has received any written notice alleging any such violation.

         (k) Litigation. Except as set forth in Schedule 4(k) attached hereto, neither VitalStream nor any VitalStream Subsidiary is (i)subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) a party or, to the Knowledge of VitalStream, threatened to be made a party to any Claim at law or in equity, before any Governmental Entity or that could come before any arbitrator. None of the Claims set forth in Schedule 4(k) attached hereto could, either individually or in the aggregate, result in or have a VitalStream Material Adverse Effect. Except as set forth in Schedule 4(k), to the Knowledge of VitalStream, VitalStream does not have any reason to believe that any such Claim may be brought against VitalStream or any of the VitalStream Subsidiaries.

         (l)      Contracts and Commitments.

                  (i) Except as disclosed in the VitalStream Securities and Exchange Commission Reports, as expressly contemplated by this Agreement or as set forth in Schedule 4(l) attached hereto, neither VitalStream nor any VitalStream Subsidiary is a party to or bound by any written or oral:

                           (A) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                           (B) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $75,000 or contract relating to loans to officers, directors or Affiliates (unless terminable at will without severance obligations);

                           (C) contract or agreement with any Governmental Entity entered into outside the Ordinary Course of Business;

                           (D) contract under which VitalStream or any VitalStream Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $10,000;

                           (E) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien) on any assets of VitalStream or any VitalStream Subsidiary;

                           (F)      Guarantee of any Liability of any Person;

                           (G)      settlement, conciliation or similar
                  agreement under which such party has any future obligations or Liability;

                           (H) lease or agreement under which VitalStream or any VitalStream Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

                           (I) lease or agreement under which VitalStream or any VitalStream Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by VitalStream or any VitalStream Subsidiary;

                           (J) contract or group of related contracts with the same party or group of Affiliated parties the performance of which involves the payment by VitalStream or any VitalStream Subsidiary of consideration in excess of $25,000; annually;

                           (K) assignment, license, indemnification or agreement with respect to any intangible property (including any Intellectual Property Rights) entered into outside the Ordinary Course of Business;

                           (L) warranty agreement with respect to its services rendered or its products sold or leased;

                           (M) agreement under which it has granted any Person any registration rights (including demand and piggyback registration rights, any rights of first refusal or vetoes on the sale of the Acquired Assets);

                           (N)      agreement relating to any Investment;

                          (O) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

                          (P) any other agreement which is material to the operation of its Hosting Business or business prospects or involves a consideration in excess of $25,000; annually.

                  (ii) All of the contracts, agreements and instruments set forth in Schedule 4(l) attached hereto (the "VitalStream Material Contracts") are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar Laws affecting creditors' rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity). Except as set forth on Schedule 4(l)(ii) attached hereto, VitalStream and each VitalStream Subsidiary has performed all material obligations required to be performed by it under the VitalStream Material Contracts and is not in default under or in breach of nor in receipt of any claim of default or breach under any VitalStream Material Contracts; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by VitalStream or any of the VitalStream Subsidiaries under any of the VitalStream Material Contracts; neither VitalStream nor any of the VitalStream Subsidiaries has any present expectation or intention of not fully performing all such obligations; VitalStream does not have any Knowledge of any breach or anticipated breach of any material obligation to be performed by the other parties to any of the VitalStream Material Contracts.

                  (iii) Other than VitalStream Material Contracts included as exhibits to the VitalStream Securities and Exchange Commission Reports, Hosting has been supplied with a true and correct copy of each of the written VitalStream Material Contracts, together with all amendments, waivers or other changes thereto, and an accurate description of each of the oral VitalStream Material Contracts.

        (m)       Tax Matters.

                  (i) Except as set forth in Schedule 4(m) attached hereto, each of VitalStream and the VitalStream Subsidiaries has filed all Tax Returns which it is required to file under applicable Laws. All such Tax Returns are complete and correct and have been prepared in compliance with all applicable Laws in all material respects. Each of VitalStream and the VitalStream Subsidiaries has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they were or are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party. Neither VitalStream nor any VitalStream Subsidiary has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. The accrual for Taxes on the Most Recent VitalStream Balance Sheet would be adequate to pay all Tax Liabilities of VitalStream and any VitalStream Subsidiaries (A) if VitalStream's current Tax year were treated as ending on the date of the Most Recent VitalStream Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income), and (B) if VitalStream's current Tax year were treated as ending on the Closing Date and the accrual for Taxes on the Most Recent VitalStream Balance Sheet was adjusted with the past custom and practice of VitalStream in filing its Tax Returns. Since the date of the Most Recent VitalStream Balance Sheet, neither VitalStream nor any VitalStream Subsidiary has incurred any Liability for Taxes other than in the Ordinary Course of Business. The assessment of any additional Taxes for periods for which Tax Returns have been filed by VitalStream or any VitalStream Subsidiary shall not exceed the recorded Liability therefor on the Most Recent VitalStream Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income). There has not been any audit of any Tax Return filed by VitalStream or any VitalStream Subsidiary. Neither VitalStream nor any VitalStream Subsidiary has consented to any waiver of the statute of limitations for the assessment of any Taxes and had not requested any extension of time for the payment of any Taxes. There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of VitalStream or any VitalStream Subsidiary. No Claim has ever been made by an authority in a jurisdiction where VitalStream or any VitalStream Subsidiary does not file Tax Returns that it is or may be subject to Taxation by that jurisdiction. No foreign, federal, state or local Tax audits or administrative or judicial proceedings are pending or being conducted with respect to VitalStream or any VitalStream Subsidiary. No information related to Tax matters has been requested by any foreign, federal, state or local Taxing authority, no written notice indicating an intent to open an audit or other review has been received by VitalStream or any VitalStream Subsidiary from any foreign, federal, state or local Taxing authority, and no notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by a Taxing authority against VitalStream or any VitalStream Subsidiary has been received by VitalStream or any VitalStream Subsidiary and there are no material unresolved questions or claims concerning VitalStream's or any VitalStream Subsidiary's Tax Liability.

                  (ii) Neither VitalStream nor any VitalStream Subsidiary has made an election under Section 341(f) of the Code. Neither VitalStream nor any VitalStream Subsidiary is liable for the Taxes of another Person that is not a Subsidiary under (A) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign Law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. Neither VitalStream nor any VitalStream Subsidiary is a party to any Tax allocation or sharing agreement. Neither VitalStream nor any VitalStream Subsidiary has made any payments, is not obligated to make payments and is not a party to an agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

         (n)      Real Property.

                  (i) Neither VitalStream nor any VitalStream Subsidiary owns any Real Property. Neither VitalStream nor any VitalStream Subsidiary is a party to any agreement or option to purchase any Real Property or interest therein.

                  (ii) Schedule 4(n)(ii) attached hereto sets forth a true and complete list of (A) the address of each parcel relating to, used in connection with, or necessary or useful in, the operation or conduct of the business of VitalStream and the VitalStream Subsidiaries (collectively, the "VitalStream Leased Real Property") and (B) the date and the names of the parties to each Real Property Lease in respect of each parcel of VitalStream Leased Real Property (collectively, the "VitalStream Real Property Leases"). VitalStream has delivered to Hosting a true and complete copy of each written VitalStream Real Property Lease, and in the case of any oral VitalStream Real Property Lease, a written summary of the material terms of such VitalStream Real Property Lease. Except as set forth on
         Schedule 4(n)(ii) attached hereto, with respect to each VitalStream Real Property Lease:

                           (A) such VitalStream Real Property Lease is legal, valid, binding, enforceable and in full force and effect, except as such enforceability may be limited by (1) applicable insolvency, bankruptcy, reorganization, moratorium or other similar Laws affecting creditors' rights generally and (2) applicable equitable principles (whether considered in a proceeding at law or in equity);

                           (B) the transactions contemplated by this Agreement and the other Transaction Agreements do not require the consent of any other party to such VitalStream Real Property Lease (except as set forth in Schedule 4(b) attached hereto), will not result in a breach of or default under such VitalStream Real Property Lease, and will not otherwise cause such VitalStream Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                           (C)      VitalStream's and the VitalStream
                  Subsidiaries' possession and quiet enjoyment of the VitalStream Leased Real Property under such VitalStream Real Property Lease has not been disturbed and there are no disputes with respect to such VitalStream Real Property Lease;

                           (D) None of VitalStream, any VitalStream Subsidiary or, to the Knowledge of VitalStream, any other party to such VitalStream Real Property Lease is in breach or default under such VitalStream Real Property Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such VitalStream Real Property Lease;

                           (E)      Neither VitalStream nor VitalStream
                  Subsidiary owes, or will owe in the future, any brokerage commissions or finder's fees with respect to such VitalStream Real Property Lease;

                           (F) The other party to such VitalStream Real Property Lease is not an Affiliate of, and otherwise does not have any economic interest in, VitalStream or any VitalStream Subsidiary;

                           (G) Neither VitalStream nor any VitalStream Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy such VitalStream Leased Real Property or any portion thereof;

                           (H) Neither VitalStream nor any VitalStream Subsidiary has collaterally assigned or granted any other Lien in such VitalStream Real Property Lease or any interest therein; and

                           (I) Except as may arise by operation of law or under any VitalStream Real Property Lease, there are no Liens on the estate or interest created by such VitalStream Real Property Lease.

                  (iii) All Improvements included in the VitalStream Leased Real Property are in good condition and repair and sufficient for the operation of VitalStream's and any VitalStream Subsidiary's business as currently conducted thereon or contemplated to be conducted thereon. There are no structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any respect with the use or occupancy of the Improvements or any portion thereof in the operation of VitalStream's and any VitalStream Subsidiary's business as currently conducted thereon or contemplated to be conducted thereon.

                  (iv) There is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, affecting any parcel of VitalStream Leased Real Property or any portion thereof or interest therein. There is no injunction, decree, order, writ or judgment outstanding, nor any Claims, administrative actions or similar proceedings, pending or threatened, relating to the ownership, lease, use or occupancy of the VitalStream Leased Real Property or any portion thereof, or the operation of VitalStream's and any VitalStream Subsidiary's business as currently conducted thereon or contemplated to be conducted thereon.

                  (v) The VitalStream Leased Real Property is in compliance with all applicable Real Property Laws (including any Environmental, Health and Safety Requirements, zoning, planning, subdivision, platting or similar Laws) affecting the VitalStream Leased Real Property, and the current use and occupancy of the VitalStream Leased Real Property and operation of by VitalStream and the VitalStream Subsidiaries of their business thereon does not violate any Real Property Laws. VitalStream has not received any notice of violation of any Real Property Law and there is no basis for the issuance of any such notice or the taking of any action for such violation. There is no pending or anticipated change in any Real Property Law that will have a VitalStream Material Adverse Effect on the ownership, lease, use or occupancy of any VitalStream Leased Real Property or any portion thereof in the continued operation of VitalStream's and any VitalStream Subsidiary's business as currently conducted thereon or contemplate to be conducted thereon.

         (o)      Environmental Matters.

                  (i) Each of VitalStream, the VitalStream Subsidiaries and their predecessors has complied and is in compliance with all Environmental, Health and Safety Requirements and all permits thereunder.

                  (ii) Neither VitalStream, the VitalStream Subsidiaries nor any of their predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective Liabilities, relating to any of them or their facilities arising under Environmental, Health, and Safety Requirements.

                  (iii) Neither VitalStream, the VitalStream Subsidiaries nor their predecessors and Affiliates has assumed or undertaken or otherwise become subject to any Liability, including any Liability for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                  (iv) No facts, events or conditions relating to the past or present facilities, properties or operations of VitalStream, the VitalStream Subsidiaries, or any of their predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities pursuant to Environmental, Health, and Safety Requirements, including any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

                  (v) None of VitalStream, the VitalStream Subsidiaries or their predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given rise to Liabilities or give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resource damages or attorney fees, pursuant to CERCLA or any other Environmental, Health, and Safety Requirements

                  (vi) VitalStream has provided to Hosting copies of all material environmental reports, audits, assessments, and investigations, and any other material environmental documents, related to the past or present facilities, properties or operations of VitalStream, the VitalStream Subsidiaries or their predecessors or Affiliates, to the extent the forgoing are in the possession, custody, or control of VitalStream.

         (p)      Intellectual Property Rights.

                  (i) Each of VitalStream and the VitalStream Subsidiaries own and possess all right, title and interest in and to, free and clear of any Liens, Claims, Indebtedness, licenses, restrictions on transfer or any other restrictions or limitations, except for Permitted Liens, or has the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or other permission, all Intellectual Property Rights relating to, or used in connection with, the operation or conduct of the business of VitalStream and the VitalStream Subsidiaries as presently conducted (the "VitalStream Intellectual Property Rights"). The VitalStream Intellectual Property Rights will be owned or available for use by VitalStream and the VitalStream Subsidiaries immediately subsequent to the Closing on identical terms and conditions as applicable to VitalStream immediately prior to the Closing. VitalStream has taken all commercially reasonable actions to maintain and protect the VitalStream Intellectual Property Rights.

                  (ii) To the Knowledge of VitalStream, neither VitalStream nor the VitalStream Subsidiaries has interfered with, infringed upon, violated, misappropriated, or otherwise come into conflict with any Intellectual Property Rights of any other Person and, to the Knowledge of VitalStream, the continued conduct and operation of its business as presently conducted and operated will not interfere with, infringe upon, violate, misappropriate or otherwise come into conflict with any Intellectual Property Rights of any other Person. Neither VitalStream nor any VitalStream Subsidiary has ever received any Claim or notice alleging any such interference, infringement, conflict, misappropriation, or violation (including, but not limited to, any Claim that VitalStream or any VitalStream Subsidiary must license or refrain from using any Intellectual Property Rights of any other Person or any demand or offer to license any Intellectual Property Rights from any Person), and VitalStream is not aware of any facts that indicate a likelihood of any of the foregoing. To the Knowledge of VitalStream, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any VitalStream Intellectual Property Rights, and VitalStream is not aware of any facts that indicate a likelihood of any of the foregoing.

                  (iii) Schedule 4(p)(iii) attached hereto identifies (A) each patent or registration which has been issued to VitalStream or any VitalStream Subsidiary with respect to any VitalStream Intellectual Property Rights and each pending patent application or application for registration which VitalStream or any VitalStream Subsidiary has made with respect to any VitalStream Intellectual Property Rights (B) each license, sublicense, agreement, or other permission which VitalStream or any VitalStream Subsidiary has granted to any Person with respect to any VitalStream Intellectual Property Rights (other than such licenses, sublicenses and other permissions as are granted in the Ordinary Course of Business under the terms of VitalStream form licensing agreements) (together with any exceptions); (C) each material unregistered trademark, copyright, material unregistered service mark, trade name, corporate name, Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate) within the VitalStream Intellectual Property Rights; and (D) any other material VitalStream Intellectual Property Rights. VitalStream has delivered to Hosting correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date) and has made available to Hosting correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.

                  (iv) Schedule 4(p)(iv) attached hereto identifies each VitalStream Intellectual Property Right that any third party owns and that VitalStream or the VitalStream Subsidiaries use (or contemplate to use) pursuant to a written license, sublicense, agreement, or permission (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate). VitalStream has delivered to Hosting correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each Intellectual Property Right required to be identified on Schedule 4(p)(iv) attached hereto:

                           (A) the license, sublicense, agreement, or permission covering such VitalStream Intellectual Property Right is legal, valid, binding, enforceable, and in full force and effect;

                           (B) the license, sublicense, agreement, or permission covering such VitalStream Intellectual Property Right will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 of this Agreement);

                           (C) to the Knowledge of VitalStream no party to the license, sublicense, agreement, or permission covering such VitalStream Intellectual Property Right is in breach or default, and, to the Knowledge of VitalStream, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) to the Knowledge of VitalStream no party to the license, sublicense, agreement, or permission covering such VitalStream Intellectual Property Right has repudiated any provision thereof;

                           (E) such VitalStream Intellectual Property Right is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                           (F) no Claim is pending or, to the Knowledge of VitalStream (and employees with responsibility for Intellectual Property Right matters), is threatened which challenges the legality, validity, or enforceability of such VitalStream Intellectual Property Right and there are no grounds for the same; and

                           (G) Neither VitalStream nor any VitalStream Subsidiary has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission covering such VitalStream Intellectual Property Right.

                  (v) No VitalStream Intellectual Property Right is subject to any outstanding injunction, judgment, order, decree, ruling, or charge. No Claim is pending or, to the Knowledge of VitalStream (and employees with responsibility for Intellectual Property Right matters), is threatened which challenges the legality, validity, enforceability, use, or ownership of any VitalStream Intellectual Property Right, and, to the Knowledge of VitalStream, there are no grounds for the same. To the Knowledge of VitalStream, no loss or expiration of any VitalStream Intellectual Property Right is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by VitalStream or any VitalStream Subsidiary, including, a failure by VitalStream or any VitalStream Subsidiary to pay any required maintenance fees).

         (q)      Employees.

                  (i)      Except as set forth on Schedule 4(q) attached hereto:

                           (A)      Neither VitalStream nor any of the
                  VitalStream Subsidiaries is a party to or bound by any collective bargaining agreement or relationship with any labor organization;

                           (B)      To the Knowledge of VitalStream, no
                  executive, key employee or group of employees has any plans to terminate their employment with any Buying Party or any VitalStream Subsidiary;

                           (C) to the Knowledge of VitalStream, no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition;

                           (D) no union organizing or decertification efforts are underway or, to the Knowledge of VitalStream, threatened;

                           (E) within the past five (5) years no labor strike, work stoppage, slowdown, or other labor dispute has occurred, and none is underway or, to the Knowledge of VitalStream, threatened;

                           (F)      there is no workman's compensation
                  Liability, experience or matter that would reasonably be expected to have a VitalStream Material Adverse Effect; and

                           (G) there is no employment-related charge, complaint, grievance, investigation, inquiry or Liability of any kind, pending or threatened in any forum, relating to an alleged violation or breach by VitalStream or any VitalStream Subsidiary (or their officers or directors) of any Law, regulation or contract and, to the Knowledge of VitalStream, no facts or circumstances exist that would reasonably be expected to give rise to such a charge, complaint, grievance, investigation, inquiry or Liability.

                  (ii) Any notice of the transaction contemplated by this Agreement required under any Law or collective bargaining agreement has been given, and all bargaining obligations with any labor organization or other employee representative have been, or prior to Closing will be, satisfied.

                  (iii) No plant closing or mass layoff of employees has been implemented that could implicate the WARN Act.

         (r)      Employee Benefits.

                  (i) Neither VitalStream nor any VitalStream Subsidiary has any obligation to contribute to (or any other Liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of ERISA), or any "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

                  (ii) Except as set forth on Schedule 4(r) attached hereto, neither VitalStream nor any VitalStream Subsidiary maintains or has any obligation to contribute to (or any other Liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under COBRA).

                  (iii) Except as set forth on Schedule 4(r) attached hereto, VitalStream does not maintain, contribute to or have any Liability under (or with respect to) any employee plan which is a "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated (the "VitalStream Defined Contribution Plan").

                  (iv) Except for the VitalStream Defined Contribution Plan and as set forth on Schedule 4(r) attached hereto, neither VitalStream nor any VitalStream Subsidiary maintains, contributes to or has any Liability under (or with respect to) any Employee Benefit Plan providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. Such Employee Benefit Plans are referred to as the "Other VitalStream Plans" and, together with the VitalStream Defined Contribution Plan, the "VitalStream Plans."

                  (v) With respect to the VitalStream Defined Contribution Plan and the Other VitalStream Plans (collectively, the "VitalStream Plans"), all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the date hereof shall have been made or properly accrued on the Most Recent VitalStream Balance Sheet. None of the VitalStream Plans has any material unfunded Liabilities which are not reflected on the Most Recent VitalStream Balance Sheet.

                  (vi) The VitalStream Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in accordance with their terms and have complied in form and in operation in all material respects with the applicable requirements of ERISA, the Code and other applicable Laws. The requirements of COBRA have been met in all material respects with respect to each VitalStream Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) which is subject to COBRA.

                  (vii) Each of the VitalStream Plans which is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service that such VitalStream Plan is qualified under Section 401(a) of the Code, and there are no circumstances which could reasonably be expected to adversely affect the qualified status of any such VitalStream Plan. All such VitalStream Plans have been or will be timely amended for the requirements of the Tax legislation commonly known as "GUST" and have been or will be submitted to the Internal Revenue Service for a favorable determination letter within the remedial amendment period prescribed by GUST.

                  (viii) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any VitalStream Plan (other than routine claims for benefits) is pending or, to the Knowledge of VitalStream, threatened which could result in or subject VitalStream or any VitalStream Subsidiary to any material Liability, and there are no circumstances which could reasonably be expected to give rise to any such actions, suits or claims.

         (s) Insurance. Neither VitalStream nor any of the VitalStream Subsidiaries is in material default with respect to its obligations under any insurance policy maintained by it, and neither VitalStream nor any of the VitalStream Subsidiaries has ever been denied insurance coverage. The insurance coverage of VitalStream and the VitalStream Subsidiaries is customary for entities of similar size engaged in similar lines of business. The reserves set forth on the Most Recent VitalStream Balance Sheet is adequate to cover all anticipated Liabilities with respect to all self-insurance or co-insurance programs.

         (t)      Affiliate Transactions. Except as set forth on the attached
Schedule 4(t) attached hereto or in the VitalStream Securities and Exchange Commission Reports, no officer, director, employee, stockholder, or other Affiliate of VitalStream or any of the VitalStream Subsidiaries or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with VitalStream or any of the VitalStream Subsidiaries or has any material interest in any assets or property owned or used by VitalStream or any of the VitalStream Subsidiaries.

         (u) Brokerage. Except as set forth on Schedule 4(u), neither VitalStream nor any of the VitalStream Subsidiaries has any Liability to pay (or has made any arrangement under which VitalStream or any VitalStream Subsidiary may be required to pay) any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or the other Transaction Agreements.

         (v) Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Entity is required in connection with the execution, delivery and performance by VitalStream or the Buyer of this Agreement or any other Transaction Agreement or the consummation by VitalStream or the Buyer of any of the transactions contemplated hereby or thereby, except for filings with any Governmental Entity which are required or permitted to be made after the date hereof pursuant to applicable federal and state securities Laws and blue sky Laws, which filings will be effected within the applicable statutory periods.

         (w) Disclosure. This Agreement, together with the VitalStream Securities and Exchange Commission Reports and the annexes, schedules, exhibits and certificates supplied by VitalStream or the Buyer or on behalf of VitalStream or the Buyer or any of the other

VitalStream Subsidiaries with respect to the transactions contemplated by this Agreement and the other Transaction Agreements, do not contain any untrue statement of a material fact, as of the date hereof or thereof, as the case may be, or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

         (x)      Capital Stock and Related Matters.

                  (i) The authorized capital stock of VitalStream consists of (A) 290,000,000 shares of Common Stock, 24,488,933 of which shares of Common Stock are issued and outstanding as of the date hereof and
         (B) 10,000,000 shares of Preferred Stock, no shares of which have been issued. As of the date hereof, VitalStream does not have outstanding any Equity Securities, except as set forth on Schedule 4(x)(i) attached hereto. Except as required by the Articles of Incorporation, VitalStream is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities. All of the outstanding shares of VitalStream's capital stock have been validly issued and are fully paid and nonassessable. Immediately following the Closing, the Initial Purchase Shares shall represent 12.5% of the sum of (1) the number of shares of Common Stock issuable pursuant to this Agreement at Closing plus (2) the number of shares of Fully Diluted Common Stock.

                  (ii) Except as set forth in Schedule 4(x)(ii) attached hereto, (A) as of the date of the stockholder list attached as part of
         Schedule 4(x)(ii) attached hereto, no person owns of record or is known to VitalStream to own of record any Equity Securities of VitalStream;
         (B) no subscription, warrant, option, convertible security, or other right (contingent or otherwise) to purchase or otherwise acquire Equity Securities of VitalStream issued by VitalStream is authorized or outstanding; (C) there is no commitment of VitalStream to issue shares, subscriptions, warrants, options, convertible securities, or other such rights (contingent or otherwise) or to distribute to holders of any of its Equity Securities or Debt Securities any evidence of Indebtedness or assets. Except as provided for in the Articles of Incorporation, or as set forth in Schedule 4(x)(ii) attached hereto, VitalStream has no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its Equity Securities or Debt Securities or any interest therein or to pay any dividend or make any other distribution is respect thereof. All of the outstanding Equity Securities and Debt Securities of VitalStream were issued in compliance with all applicable federal, provincial and state securities Laws.

                  (iii) There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Purchase Shares. VitalStream has not violated any applicable securities Laws in connection with the offer, sale or issuance of any of its capital stock, and (subject to the accuracy of the representations, acknowledgements and agreements contained in Section 3(z) and Section 6(c) of this Agreement), the offer, sale and issuance of the Purchase Shares hereunder do not require registration under the Securities Act or any applicable state securities Laws. To VitalStream's Knowledge, except for the AKKAD Agreement and the Investor Rights Agreement, there are no agreements between VitalStream's stockholders with respect to the voting or transfer of VitalStream's capital stock or with respect to any other aspect of VitalStream's affairs other than as set forth in the Articles of Incorporation.

         (y) Issuance of the Purchase Shares. The issuance, sale and delivery of the Purchase Shares in accordance with this Agreement, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of VitalStream. The Purchase Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens, and not subject to any preemptive rights. Subject to the accuracy of the representations, acknowledgements and agreements contained in
Section 3(z) and Section 6(c) of this Agreement, the offer and sale of the Purchase Shares to Hosting will be in compliance with all applicable Laws.

         (z)      Customers and Suppliers.

                  (i) Except as set forth on Schedule 4(z) attached hereto, during the twelve (12) month period ending on the date hereof, there has not been any material interruption or outage (other than as requested by a customer of VitalStream or any VitalStream Subsidiary) in the provision by VitalStream or any VitalStream Subsidiary to any customer of VitalStream or any VitalStream Subsidiary of the goods and services provided by VitalStream or any VitalStream Subsidiary in the operation of its Hosting Business.

                  (ii) Except as set forth on Schedule 4(z) attached hereto, no customer of VitalStream or any VitalStream Subsidiary which generated monthly revenues in the one month period ended October 31, 2002 that accounted for in excess of $5,000 of the monthly revenues of the Hosting Business operated by VitalStream and any VitalStream Subsidiary has terminated or threatened in writing to terminate its relationship, or any agreement, with VitalStream or any VitalStream Subsidiary, as the case may be.

         (aa) Investment Company. The Company is not an "investment company" as defined under the Investment Company Act of 1940.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will, and VitalStream will cause each of the VitalStream Subsidiaries to, use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and by the other Transaction Agreements (including satisfaction, but not waiver, of the closing conditions set forth in Section 6(h)(i) of this Agreement).

         (b)      Notices and Consents.

                  (i) Each of Hosting and Networks, will give any notices to third parties, and each of Hosting and Networks will use their respective reasonable best efforts to obtain any third party consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements VitalStream may reasonably request in connection with the matters contemplated herein and in the other Transaction Agreements. Each of Hosting and Networks, will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents and approvals of any Governmental Entity required in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements.

                  (ii) Each of the Buying Parties will, and VitalStream will cause each of the other VitalStream Subsidiaries to, give any notices to third parties, and each of the Buying Parties will, and VitalStream will cause each of the VitalStream Subsidiaries to, use their reasonable best efforts to obtain any third party consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements Hosting may reasonably request in connection with the matters contemplated herein and in the Transaction Agreements. Each of the Buying Parties will, and VitalStream will cause each of the other VitalStream Subsidiaries to, give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents and approvals of any Governmental Entity required in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements.

         (c)      Operation and Preservation of Business.

                  (i) Each of Hosting and Networks shall operate its Hosting Business in the Ordinary Course of Business consistent with prudent business practices and in compliance with applicable Laws, and to the extent consistent therewith so as to preserve the current value and integrity of the Hosting Business of Hosting and the Acquired Assets, maintain insurance on the Acquired Assets (in amounts and types consistent with past practice), and use its reasonable best efforts to preserve the goodwill and organization of the Hosting Business of Hosting and its relationships with customers, suppliers and others having business dealings with it. Neither Hosting nor Networks will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business of their respective Hosting Businesses.

                  (ii) VitalStream shall, and shall cause each of the VitalStream Subsidiaries to, operate its business in the Ordinary Course of Business consistent with prudent business practices and in compliance with applicable Laws, and to the extent consistent therewith so as to preserve the current value and integrity of its business, and use its reasonable best efforts to preserve the goodwill and organization of its business and its relationships with customers, suppliers and others having business dealings with it. VitalStream will not, and will cause each of the VitalStream Subsidiaries not to, engage in any practice, take any action, or enter into any transaction (other than a transaction described in Section 5(f) of this Agreement which shall be governed by Section 5(f) of this Agreement) outside the Ordinary Course of Business.

         (d)      Full Access.

                  (i) Each of Hosting and Networks shall afford to VitalStream and its counsel, accountants, agents and other authorized representatives specified by VitalStream access during business hours to their respective premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Acquired Assets in order that VitalStream may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Acquired Assets and their respective Hosting Businesses. Each of Hosting and Networks shall cause its officers and employees, and shall use its best efforts to cause their counsel and auditors to furnish such additional financial and operating data and other information as VitalStream shall from time to time reasonably request including any internal control recommendations made by its independent auditors in connection with any audit of their respective Hosting Businesses. From time to time prior to the Closing Date, each of Hosting and Networks shall promptly supplement or amend information previously delivered to VitalStream with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed herein; provided, however, that such supplemental information shall not be deemed to be an amendment to any schedule hereto and shall not change the risk allocation of this Agreement between VitalStream, on the one hand, and Hosting and Networks, on the other hand.

                  (ii) VitalStream shall, and shall cause each of the VitalStream Subsidiaries to, afford to Hosting and its counsel, accountants, agents and other authorized representatives specified by Hosting access during business hours to the premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to VitalStream and each of the VitalStream Subsidiaries in order that Hosting may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of VitalStream and each of the VitalStream Subsidiaries. VitalStream shall, and shall cause each of the VitalStream Subsidiaries to, cause its officers and employees, and shall use its best efforts to cause their counsel and auditors to furnish such additional financial and operating data and other information as Hosting shall from time to time reasonably request including, any internal control recommendations made by its independent auditors in connection with any audit of VitalStream and the VitalStream Subsidiaries. From time to time prior to the Closing Date, VitalStream shall promptly supplement or amend information previously delivered to Hosting with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed herein; provided, however, that such supplemental information shall not be deemed to be an amendment to any schedule hereto and shall not change the risk allocation of this Agreement between VitalStream, on the one hand, and Hosting and Networks, on the other hand.

         (e) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties set forth in Section 2(j) and
Section 4 of this Agreement. No disclosure by any Party pursuant to this Section 5(e), however, shall be deemed to amend or supplement any schedule attached hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (f)      Exclusivity.

                  (i) During the period beginning on the date of the execution of this Agreement and continuing until the earlier of (A) the termination of this Agreement and (B) the consummation of the transactions contemplated by this Agreement, no Party (nor any of such Party's stockholders, directors, officers, employees, agents or representatives, if any) will, without the prior written approval of each of the other Parties:

                           (A) solicit, initiate, encourage the submission or discuss any proposal or offer from any Person (other than the Parties) relating to any financing, acquisition, divestiture or business combination of or involving the Hosting Business of such Party (including any acquisition or divestiture of any capital stock or other voting securities or any portion of the assets of such Party and any acquisition structured as a merger, consolidation, or share exchange) other than communications necessary to advise Persons of such Party's lack of interest in any such proposal or offer or

                           (B)      participate in any discussions or
                  negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

                  (ii) For the avoidance of any doubt, this Section 5(f) shall not prohibit any transaction involving, Holdings, Networks or any of their respective Affiliates, stockholders, directors, officers, employees, agents or representatives in connection with any financing, acquisition, divestiture or business combination (including any acquisition or divestiture of any capital stock or other voting securities or any portion of the assets of such Party and any acquisition structured as a merger, consolidation, or share exchange) of or involving the business and operations of Networks or Holdings (or any of their respective Subsidiaries) other than their respective Hosting Business including, without limitation, the transactions contemplated by that certain Asset Purchase Agreement dated as of October 10, 2002, by and among Netifice, Holdings and Networks.

                  (iii)    Notwithstanding anything to the contrary set forth in
         Section 5(f)(i) of this Agreement, this Section 5(f) shall not prohibit
         (A) the issuance of Equity Securities of VitalStream upon the exercise of any options or warrants outstanding on the Closing Date, (B) the grant of options by VitalStream pursuant to the VitalStream 2001 Stock Incentive Plan, (C) the discussion by VitalStream of any transaction involving VitalStream or any VitalStream Subsidiary or any of their respective Affiliates, stockholders, directors, officers, employees, agents or representatives (each a "VitalStream Party") in connection with any financing, acquisition, divestiture or business combination (including any acquisition or divestiture of any Equity Securities or any portion of the assets of such VitalStream Party and any acquisition structured as a merger, consolidation or share exchange) of or involving the business and operations of VitalStream or any VitalStream Subsidiary (a "VitalStream Transaction") provided, however, that such VitalStream Party shall promptly update Dolphin as to any material information regarding a VitalStream Transaction and provide Dolphin with at least a weekly update of such discussions (in writing, if Dolphin shall so request) regarding any VitalStream Transaction and copies of all term sheets, agreements and any other documentation or correspondence prepared for or in connection with such VitalStream Transaction and provided further, that no VitalStream Party shall enter into any term sheet, contract or other agreement or arrangement (whether written or oral) upon the earlier to occur of (1) December 31, 2002, and (2) that date that is fifteen days following the Closing Date. VitalStream hereby represents and warrants that neither VitalStream, any VitalStream Subsidiary nor, to the Knowledge of VitalStream, any other VitalStream Party has entered into any executory agreement which has not yet terminated or accepted any commitment with respect to any VitalStream Transaction.

         6.       Additional Agreements.

         (a) General. At any time after the Closing, if any further action is necessary or desirable to carry out the purposes of this Agreement or any other Transaction Agreement (including any action necessary to transfer, convey and assign the Acquired Assets to VitalStream and to put VitalStream in the possession and operating control of the Acquired Assets), each of the Parties will take such further action (including the execution and delivery of such further instruments and documents of sale, transfer, conveyance, assignment and confirmation) as any other Party may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 of this Agreement). Each of Hosting and Networks acknowledges and agrees that from and after the Closing Date VitalStream will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Hosting Business of Hosting or the Acquired Assets. Networks acknowledges and agrees that from and after the Closing Date VitalStream will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating solely to the Hosting Business of Networks.

         (b) Litigation Support. At any time after the Closing, in the event and for so long as any Party actively is contesting or defending against any Claim in connection with (i) any transaction contemplated under this Agreement or any Transaction Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Hosting Business of Hosting or Networks or the Acquired Assets, the other Parties will (and VitalStream will cause each of the VitalStream Subsidiaries to) cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 of this Agreement).

         (c)      Purchase Shares.

                  (i) The Purchase Shares issued pursuant to this Agreement will be imprinted with a legend substantially in the following form:

                  "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                  "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED ASSET PURCHASE AGREEMENT, DATED AS OF JANUARY 15, 2003, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND THE OTHER PARTIES REFERRED TO THEREIN, AS AMENDED AND MODIFIED FROM TIME TO TIME, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

                  (ii) Hosting acknowledges and agrees that the Purchase Shares it is acquiring pursuant to this Agreement are characterized as "restricted securities" under the federal securities Laws inasmuch as they are being acquired from VitalStream in a transaction not involving a public offering and that under such Laws such securities may be resold without registration under the Securities Act only in certain limited circumstances as set forth in this Section 6(c). Restricted Securities are transferable only pursuant to (A) public offerings registered under the Securities Act, (B) Rule 144 or Rule 144A adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission if the exemption from registration under such rule is available and (C) subject to the conditions specified in Section 6(c)(iii) below, any other legally available means of transfer.

                  (iii) In connection with the transfer of any Restricted Securities (other than a transfer described in Section 6(c)(ii) of this Agreement), the holder thereof shall deliver written notice to VitalStream describing in reasonable detail the transfer or proposed transfer, together with an opinion of legal counsel which is knowledgeable in securities Law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the transferring holder delivers to VitalStream an opinion of such legal counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, VitalStream shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 6(c)(i) of this Agreement. If VitalStream is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to VitalStream in writing its agreement to be bound by the conditions contained in this Section 6(c).

                  (iv) Notwithstanding any provision of this Agreement to the contrary, upon the request of the holders of a majority of the Purchase Shares, VitalStream shall promptly supply to such holders or their prospective transferees all information regarding VitalStream required to be delivered in connection with a transfer pursuant to Rule 144A adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

                  (v) If any Restricted Securities become eligible for sale pursuant to Rule 144(k) adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission, VitalStream shall, upon the request of the holder of such Restricted Securities remove the legend set forth in Section 6(c)(i) of this Agreement from the certificates for such Restricted Securities.

         (d) Employees. As of the Closing Date, Networks shall terminate the employment of each individual currently employed by Networks and listed on Annex 1 (the "Eligible Networks Employees"). As of the Closing Date, VitalStream will offer employment to the Eligible Networks Employees on such terms and conditions as VitalStream shall determine in its sole discretion. Those Eligible Networks Employees who accept such offer of employment as of the Closing Date shall be referred to herein as the "Transferred Employees." Notwithstanding the provisions of this Section 6(d), nothing in this Agreement shall limit VitalStream's ability to terminate the employment of any Transferred Employee at any time and for any reason, including without cause. Networks shall be liable for all severance costs and other Liabilities incurred as a result of the termination of the Transferred Employees other than those severance costs and other Liabilities expressly assumed by VitalStream pursuant to the terms of this Agreement. VitalStream will use its reasonable best efforts to assist Networks in obtaining releases of Liability of Hosting and Networks from all Transferred Employees.

         (e) Non-Competition; Non-Interference; Non-Solicitation. As a significant inducement to the Buying Parties to enter into and perform their obligations under this Agreement, each of Networks and Hosting (collectively, the "Noncompeting Parties"), hereby agree as follows:

                  (i) Each Noncompeting Party acknowledges that (A) a principal business of Hosting is the Hosting Business of Hosting; (B) Hosting and Networks are among a limited number of Persons who have developed a Hosting Business; (C) the Hosting Business of Hosting and Networks is, in part, national and international in scope; (D) the agreements and covenants of each Noncompeting Party contained in this
         Section 6(e)(i) are essential to the business and goodwill of the Hosting Business of Hosting and Networks and the use by VitalStream of the Acquired Assets and the conduct by VitalStream of the Hosting Business of Hosting and Networks; and (E) VitalStream would not have entered into this Agreement and would not have purchased the Acquired Assets but for the covenants and agreements set forth in this Section 6(e)(i). Accordingly, each of the Noncompeting Parties covenants and agrees that:

                           (A) During the period commencing on the Closing Date and ending five (5) years following the Closing Date (the "Restricted Period"), none of the Noncompeting Parties will directly or indirectly, own, operate, manage, control, participate in, consult with, advise, permit its name to be used by, provide services for, lease, or in any manner engage in any business that manufactures or sells any products or provides any services which are in competition with any products or services of the Hosting Business of Hosting and Networks anywhere in the United States, as such businesses exist as of the Closing Date (collectively, "Covered Activities").

                           (B) At all times after the date hereof, each of the Noncompeting Parties shall keep secret and retain in strictest confidence all Confidential Information, and shall not use for its benefit or for the benefit of any third party, any and all Confidential Information and shall not disclose any Confidential Information to anyone outside of each of the Noncompeting Parties and their Affiliates and advisors who do not presently have such Confidential Information, except with the express written consent of VitalStream and except for Confidential Information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of any of the Noncompeting Parties of their Affiliates.

                           (C) During the Restricted Period, none of the Noncompeting Parties shall, without the prior written consent of VitalStream, directly or indirectly, (i) induce or attempt to induce any employee of any Buying Party to leave the employ of any Buying Party, (ii) employ any employee of any Buying Party when employed by any Buying Party, (iii) in any other way interfere with the relationship between any Buying Party and any employee of any Buying Party, (iv) employ during the period commencing from the date hereof and ending two (2) years following the Closing Date any Person (other than a Transferred Employee) who is employed by any Buying Party during such period, or (v) induce or attempt to induce any customer, supplier, licensee, licensor, reseller, partner or franchisee of any Buying Party (including any Hosting Business Customer) to cease doing business with any Buying Party, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, reseller, partner or franchisee or business relation and any Buying Party.

                  (ii) Each of Networks and Hosting further acknowledge and agree that:

                           (A) the covenants set forth in Section 6(e)(i) of this Agreement are reasonable in geographical and temporal scope and in all other respects,

                           (B) VitalStream would not have entered into this Agreement but for the covenants of Hosting and Networks contained herein, and

                           (C) the covenants contained herein have been made in order to induce VitalStream to enter into this Agreement and purchase the Acquired Assets from which VitalStream will receive substantial benefit.

                  (iii) If, at the time of enforcement of the covenants contained in Section 6(e)(i) of this Agreement, a court shall hold that the duration, scope or geographic restrictions stated therein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope or geographic area reasonable under such circumstances shall be substituted for the stated duration, scope or geographic area (and any court or other adjudicator interpreting these provision is hereby authorized to so amend this Agreement).

                  (iv) For the avoidance of any doubt, this Section 6(e) shall not prohibit any transaction by Networks or any assignee of Networks pursuant to which Networks or any such assignee shall lease the premises located at 555 Anton Blvd, Costa Mesa California, to any third party for the purpose of the conduct by such third party of its colocation business.

         (f) No Assignment Causing Breach. Notwithstanding anything in this Agreement, neither this Agreement nor any document or instrument delivered pursuant hereto shall constitute an assignment of an Acquired Asset (including any Claim, contract, commitment, sales order or purchase order or any right or any benefit arising thereunder or resulting therefrom) if an attempted assignment thereof without the consent of any other Person would constitute a breach thereof or in any way adversely affect the rights to be assigned. Until such consent is obtained, or if an attempted assignment thereunder would be ineffective or would affect the rights of Hosting thereunder so that VitalStream, would not in fact receive all such rights, Hosting on the one hand, and VitalStream, on the other hand, will cooperate with each other to provide for the benefits of, and to permit VitalStream to assume all Liabilities under, any such Acquired Asset or Assumed Liability including enforcement at the request and expense of VitalStream for the benefit of VitalStream any and all rights of Hosting against any Person thereto arising out of the breach or cancellation thereof by such Person; and any transfer or assignment to VitalStream by Hosting of any Acquired Asset which shall require the consent or approval of any Person shall be made subject to such consent or approval being obtained.

         (g)      Mail, Notices and Other Correspondence.

                  (i) After the Closing, Hosting and Networks shall deliver or cause to be delivered to VitalStream, promptly after receipt by Hosting or Networks, as the case may be, all mail, notices and other correspondence relating to the Acquired Assets or the Hosting Business of Hosting or Networks.

                  (ii) After the Closing, each of VitalStream and the Buyer shall deliver or cause to be delivered to Hosting, promptly after receipt by VitalStream or the Buyer (A) all mail, notices and other correspondence which do not relate to the Acquired Assets or the Hosting Business of Hosting or Networks, (B) all payments in respect of any accounts or notes receivable which constitute an Excluded Asset or
         (C) any other Excluded Asset that comes into its possession at any time after the Closing.

         (h)      Tax Matters.

                  (i) Hosting and Networks will be responsible for the preparation and filing of all Tax Returns for Hosting and Networks for all periods as to which Tax Returns are due after the Closing Date (including the consolidated, unitary, and combined Tax Returns for Hosting and Networks which include the operations of the Hosting Business of Hosting and Networks for any period ending on or before the Closing Date); provided, however, that VitalStream, will reimburse Hosting or Networks, as the case may be, concurrently therewith to the extent any payment Hosting or Networks, as the case may be, is making relates to the operations of the Hosting Business of Hosting and Networks for any period beginning after the Closing Date.

                  (ii) VitalStream will be responsible for the preparation and filing of all Tax Returns for the Acquired Assets for all periods as to which Tax Returns are due after the Closing Date (other than for Tax Returns of Hosting and Networks described in Section 6(h)(i) of this Agreement). VitalStream will make all payments required with respect to any such Tax Return; provided, however, that Hosting or Networks, as the case may be, will reimburse VitalStream concurrently therewith to the extent any payment VitalStream is making relates to the operations of the Hosting Business of Hosting and Networks for any period ending on or before the Closing Date.

                  (iii)    Notwithstanding anything in Section 6(h)(i) and
         Section 6(h)(ii) to the contrary, Hosting shall pay, or reimburse VitalStream for, all sales Tax payable to the State of California as a result of the purchase and sale of the Acquired Assets pursuant to the Transaction Agreements.

         (i) Notice of Assignment. Hosting shall promptly after the Closing Date notify the Hosting Business Customers of the assignment of their service contracts to the Buyer and shall instruct the Hosting Business Customers to make payments for the services provided by Buyer directly to the Buyer in accordance with instructions from Buyer.

         (j)      Updating Hosting Contracts List

                  (i) At any time and from time to time following the Closing Date, if Hosting discovers the existence of an Omitted Hosting Contract, Hosting shall deliver to the Buyer and VitalStream an addendum to Schedule 3(l) attached hereto listing such Omitted Hosting Contract (each, a "Contract Addendum"), together with a true, correct and complete copy of such Omitted Hosting Contract. The Buyer shall have ten (10) days after their receipt of the Contract Addendum to review the Contract Addendum. To the extent (a) the document listed on the Contract Addendum is an Omitted Hosting Contract and (b) the performance of such Omitted Hosting Contract, when aggregated with all other Omitted Hosting Contracts listed on Contract Addenda previously delivered to the Buyer and VitalStream involves the payment by or to Hosting of consideration less than or equal to $20,000 annually, such Omitted Hosting Contract shall automatically be deemed to have been accepted by the Buyer as a Hosting Contract and added to Schedule 3(l) attached hereto as of the date hereof. To the extent either (A) the document listed on the Contract Addendum is not an Omitted Hosting Contract or (B) the performance of such Omitted Hosting Contract, when aggregated with all other Omitted Hosting Contracts listed on Contract Addenda previously delivered to the Buyer and VitalStream involves the payment by or to Hosting of consideration greater than $20,000 annually, the Buyer may reject any such asserted Omitted Hosting Contract by delivering written notice (the "Buyer Rejection Notice") to Hosting indicating its rejection of such asserted Omitted Hosting Contract and the reason for such rejection prior to the expiration of the ten (10) day period referred to above. If the Buyer does not deliver a Buyer Rejection Notice within the ten (10) day period described above, the Omitted Hosting Contract described in the respective Contract Addendum shall be deemed to have been accepted by the Buyer as a Hosting Contract and added to Schedule 3(l) attached hereto as of the date hereof. In the event of a dispute regarding whether an asserted Omitted Hosting Contract may, or may not, be rejected, Hosting and the Buyer shall, in good faith, attempt to resolve the dispute within fifteen (15) days after Hosting's receipt of the Buyer Rejection Notice.

                  (ii) At any time and from time to time following the Closing Date if the Buyer discovers the existence of an Omitted Hosting Contract, the Buyer may, in its discretion, deliver to Hosting a demand that Hosting deliver a Contract Addendum listing such Omitted Hosting Contract (a "Contract Demand"). Hosting shall have ten (10) days after its receipt of the Contract Demand to review the Contract Demand. To the extent the document identified in the Contract Demand is an Omitted Hosting Contract, Hosting shall, within the ten (10) day period described above, deliver a Contract Addendum listing such Omitted Hosting Contract (which the Buyer will be deemed to have accepted with respect to the relevant Omitted Hosting Contract). To the extent the document identified in the Contract Demand is not an Omitted Hosting Contract, Hosting may reject any such asserted Omitted Hosting Contract by delivering written notice (a "Hosting Rejection Notice") to the Buyer indicating its rejection of such asserted Omitted Hosting Contract and the reason for such rejection prior to the expiration of the ten (10) day period referred to above. If Hosting does not deliver a Hosting Rejection Notice within the ten (10) day period referred to above, the Omitted Hosting Contract described in the respective Contract Addendum shall be deemed to have been accepted Hosting and the Buyer as a Hosting Contract and added to Schedule 3(l) attached hereto as of the date hereof. In the event of a dispute regarding whether an asserted Omitted Hosting Contract may, or may not, be rejected, Hosting and the Buyer shall, in good faith, attempt to resolve the dispute within fifteen (15)days after the Buyer's receipt of the Hosting Rejection Notice.

         (k) Post-Closing Certifications and Deliveries. Within ten (10) days of the Closing Date, VitalStream shall deliver to Hosting a list identifying, as of the Closing Date, each of the stockholders of record of the Company and the number of shares of Common Stock held by such stockholders of record, together with a certification executed by an officer of VitalStream certifying that, except as set forth on such list, there were no shares of Common Stock issued or outstanding on the Closing Date.

         (l) Additional Software Licenses. Hosting and Networks shall each use their good faith reasonable efforts to transfer all right, title and interest, if any, held by each of them in and to each of the software licenses set forth on Schedule 6(l) attached hereto. Notwithstanding the foregoing, VitalStream hereby acknowledges that to the extent Hosting or Networks do not have any right, title or interest in such software licenses, such software licenses shall not be transferred to VitalStream pursuant to this Section 6(l).

         (m) Reimbursement For Paid January Expenses. Promptly following the receipt by Buyer and/or VitalStream of Cash with respect to accounts receivable generated as a result of sales of products and/or services to the Hosting Business Customers on or after January 1, 2003 (whether such receipt results through collections by Buyer and/or VitalStream or as a result of the collection efforts of a third party on behalf of Buyer and/or VitalStream) in an aggregate amount equal to the Paid January Expense Amount, Buyer and/or VitalStream shall pay to Hosting an amount equal to the Paid January Expense Amount. Notwithstanding anything in this Section 6(m) to the contrary, the aggregate amount Buyer and/or VitalStream shall be obligated to pay to Hosting pursuant to this Section 6(m) shall not exceed the Paid January Expense Amount.

         (n)      Reimbursement For Unpaid January Expenses.

                  (i) From time to time following the Closing Date, Buyer hereby agrees, subject to and in accordance with the provisions of this
         Section 6(n), to pay all expenses that (A) have been incurred by Hosting or Networks during the period beginning on January 1, 2003 and ending on the Closing Date in the Ordinary Course of Business with respect to the Hosting Business of Hosting or Networks (other than expenses or Liabilities related to any Transaction Agreement, any expenses or Liabilities related to any breach or violation of any agreement, Legal Requirement or Intellectual Property Right or any expenses or Liabilities related to, or arising out of, any litigation),
         (B) arise (1) from the sale of goods or services by Hosting or Networks to the Hosting Business Customers (which expenses described in this clause (1) shall not exceed $2,000), (2) under the Hosting Contracts assumed by Buyer or (3) with respect to the Transferred Employees and
         (C) are not a Paid January Expense (ie. not set forth on Schedule 3(bb) attached hereto) (all such expenses satisfying (A), (B) and (C) above shall hereinafter be referred to as the "Unpaid January Expenses"). Upon receipt of an invoice, bill or agreement in respect of an Unpaid January Expense, Hosting shall provide Buyer with a copy of such invoice, bill or agreement along with a written notice (each, an "Unpaid January Expense Notice") setting forth the payee of such expense, a description of such expense and the amount of such expense (each, an "Unpaid January Expense Amount") and stating whether or not such expense has been paid in full or in part by Hosting or Networks. Upon request, Hosting shall provide to Buyer such additional information as

         Buyer may reasonably request to confirm that such expense is an Unpaid January Expenses and whether or not such Unpaid January Expense has been paid in full or in part by Hosting or Networks.

                  (ii) Promptly following the receipt by Buyer and/or VitalStream of Cash with respect to accounts receivable generated as a result of sales of products and/or services to the Hosting Business Customers on or after January 1, 2003 (whether such receipt results through collections by Buyer and/or VitalStream or as a result of the collection efforts of a third party on behalf of Buyer and/or VitalStream) in an aggregate amount equal to the sum of (A) the Paid January Expense Amount plus (B) the aggregate of all Unpaid January Expense Amounts as set forth in all Unpaid January Expense Notices submitted by Hosting to Buyer, Buyer and/or VitalStream shall (1) pay to Hosting an amount equal to the amount of such Unpaid January Expense Amount paid by Hosting or Networks and/or (2) pay on behalf of Hosting or Networks each Unpaid January Expense Amount (or portion thereof) that has not previously been paid by Hosting or Networks (provided that if such expense is by the terms of the governing invoice, bill or agreement payable on a deferred basis or over time, the Buyer shall be permitted to pay as per the governing invoice, bill or agreement). Notwithstanding anything in this Section 6(n) to the contrary, the aggregate amount Buyer and/or VitalStream shall be obligated to pay to or on behalf of Hosting or Networks pursuant to this Section 6(n) shall not exceed the aggregate of the Unpaid January Expense Amounts.

         7.       Conditions to Obligation to Close.

         (a) Conditions to Obligation of Each of VitalStream and the Buyer. The obligation of each of VitalStream and the Buyer to consummate the transactions to be performed by it in connection with the Closing shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any and all of which may be waived in whole or in part in writing by VitalStream and the Buyer to the extent permitted by applicable Law:

                  (i) Networks Contribution Agreement. The Networks Contribution Agreement shall have been executed and delivered by Networks and Hosting, and shall be in full force and effect and shall not have been amended or modified. The transactions contemplated by the Networks Contribution Agreement shall have been consummated prior to the Closing in accordance with the terms of the Networks Contribution Agreement.

                  (ii) Convertible Promissory Note and Warrant Purchase Agreement. The Convertible Promissory Note and Warrant Purchase Agreement shall have been executed and delivered by each of the Purchasers (as that term is defined in the Convertible Promissory Note and Warrant Purchase Agreement). The Convertible Promissory Note and Warrant Purchase Agreement shall be in full force and effect as of the Closing Date and shall not have been amended or modified. The transactions contemplated by the Convertible Promissory Note and Warrant Purchase Agreement, including the wire transfer to VitalStream of all amounts payable at or in connection with the consummation of the transactions under the Convertible Promissory Note and Warrant Purchase

         Agreement, shall have been consummated in accordance with the terms of the Convertible Promissory Note and Warrant Purchase Agreement.

                  (iii) Representations and Warranties; Covenants. The representations and warranties contained in Section 3 of this Agreement shall be true and correct in all material respects (except for any representations and warranties which are qualified by materiality, which shall be true and correct in all respects) at the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (except for any representation or warranty made as of a specific date, which shall be true and correct as of such date). Hosting and Networks shall have duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with under the terms of this Agreement and the other Transaction Agreements on, prior to, or at the Closing and shall be in compliance with, in all material respects, all of the covenants, obligations and conditions to be complied with under the terms of this Agreement at the Closing.

                  (iv) Consents and Approvals. Each of Hosting and Networks shall have made all filings and shall have obtained and delivered to VitalStream all governmental and/or third party permits, authorizations, consents and approvals required to be obtained by it to consummate the transactions contemplated by this Agreement and the other Transaction Agreements, including all of the consents to assignment of the Hosting Contracts identified on Schedule 3(b).

                  (v) Litigation. No Claim shall be threatened or shall be pending in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated by this Agreement or that would have, or reasonably be expected to have, a Hosting Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

                  (vi) No Bankruptcy. Neither Hosting nor Networks shall not have sought protection pursuant to any Bankruptcy Law. No Persons shall have initiated any Claim or proceedings under any Bankruptcy Law against Hosting or Networks.

                  (vii) No Hosting Material Adverse Effect. There shall not have occurred any Hosting Material Adverse Effect since the date of the Hosting Balance Sheet.

                  (viii) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by the Hosting and the Escrow Agent and shall be in full force and effect.

                  (ix) Master Access Agreement. The Master Access Agreement shall have been executed and delivered by Netifice and shall be in full force and effect.

                  (x) Customer Migration Agreement. The Customer Migration Agreement shall have been executed and delivered by Netifice and shall be in full force and effect.

                  (xi) Colocation Agreement. The Colocation Agreement shall have been executed and delivered by Netifice and shall be in full force and effect.

                  (xii) Partial Termination and Second Amendment to Sublease Agreement. The Partial Termination and Second Amendment to Sublease Agreement relating to the Los Angeles Lease in the form of Exhibit M attached hereto shall have been executed and delivered by Charter Holdings, Inc and Networks on or prior to the Closing Date and shall be in full force and effect.

                  (xiii) Assignment and Assumption Agreement. The Assignment and Assumption Agreement shall have been executed and delivered by Hosting and shall be in full force and effect.

                  (xiv) Bill of Sale. The Bill of Sale shall have been executed and delivered by Hosting and shall be in full force and effect.

                  (xv) Closing Documents. Hosting and Networks shall have delivered to VitalStream all of the following documents:

                           (A) an officer's certificate, dated as of the Closing Date, stating that the conditions specified in Section 7(a)(i) through Section 7(a)(vii) of this Agreement have been fully satisfied;

                           (B)      certified copies of the resolutions
                  complying with the requirements of Section 3(b) duly adopted by the board of directors of Hosting (and by the shareholders of Hosting) authorizing the execution, delivery and performance of this Agreement, the other Transaction Agreements to which it is a party and each of the other agreements contemplated hereby or thereby to which it is a party and the consummation of all other transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party;

                           (C) certified copies of the certificate of incorporation and bylaws of each of Hosting and Networks as in effect at the Closing Date;

                           (D) certificate of good standing of each of Hosting and Networks from the Secretary of State of the state of its respective incorporation dated within five (5) days of the Closing Date;

                           (E) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements (including all blue sky Law filings); and

                           (F) such other documents relating to the transactions contemplated by this Agreement or the other Transaction Agreements as VitalStream or its special counsel may reasonably request.

                  (xvi) Proceedings. All corporate and other proceedings taken or required to be taken by each of Hosting and Networks in connection with the transactions contemplated hereby and by the other Transaction Agreements to be consummated at or prior to the

         Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to VitalStream and its special counsel.

                  (xvii) Termination of Cisco Security Agreements. Cisco shall have released the Acquired Assets from all Liens under the Cisco Security Agreements which relate to the Acquired Assets, and evidence of termination of all financing statements and other evidences of a Lien or other Indebtedness with respect to the Cisco Security Agreements affecting any of the Acquired Assets shall have been delivered to VitalStream.

                  (xviii) Supplemental Schedule Certificate. Hosting and Networks shall have delivered the Hosting Schedule Bring Down Officer's Certificate along with the Schedules to be attached thereto.

         (b) Conditions to Obligation of Each of Hosting and Networks. The obligation of each of Hosting and Networks to consummate the transactions to be performed by it in connection with the Closing shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any and all of which may be waived in whole or in part in writing by Hosting and Networks to the extent permitted by applicable Law:

                  (i) Convertible Promissory Note and Warrant Purchase Agreement. The Convertible Promissory Note and Warrant Purchase Agreement shall have been executed and delivered by VitalStream. The Convertible Promissory Note and Warrant Purchase Agreement shall be in full force and effect as of the Closing Date and shall not have been amended or modified. The conditions in Section 2(B) of the Convertible Promissory Note and Warrant Purchase Agreement shall have been satisfied in full (without reliance on any waiver by the Purchasers (as that term is defined in the Convertible Promissory Note and Warrant Purchase Agreement)), and the transactions contemplated by the Convertible Promissory Note and Warrant Purchase Agreement shall have been consummated in accordance with the terms of the Convertible Promissory Note and Warrant Purchase Agreement.

                  (ii) Representations and Warranties; Covenants. The representations and warranties contained in Section 4 of this Agreement shall be true and correct in all material respects (except for any representations and warranties which are qualified by materiality, which shall be true and correct in all respects) at the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (except for any representation or warranty made as of a specific date, which shall be true and correct as of such date). The Buying Parties shall have duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with under the terms of this Agreement and the other Transaction Agreements on, prior to, or at the Closing and shall be in compliance with, in all material respects, all of the covenants, obligations and conditions to be complied with under the terms of this Agreement at the Closing.

                  (iii) Consents and Approvals. Each of the Buying Parties shall have made all filings and shall have obtained and delivered to Hosting all governmental and/or third party permits, authorizations, consents and approvals required to be obtained it to consummate the transactions contemplated by this Agreement and the other Transaction Agreements.

                  (iv) Litigation. No Claim shall be threatened or shall be pending in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated by this Agreement or that would have, or reasonably be expected to have, a VitalStream Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

                  (v) No Bankruptcy. No Buying Party nor any Subsidiary of VitalStream shall have sought protection pursuant to any Bankruptcy Law. No Persons shall have initiated any Claim or proceedings under any Bankruptcy Law against any Buying Party or any Subsidiary of VitalStream.

                  (vi) No VitalStream Material Adverse Effect. There shall not have occurred any VitalStream Material Adverse Effect since the date of the Most Recent VitalStream Balance Sheet.

                  (vii) Securities Law Compliance. The Buying Parties shall have made all filings under all applicable federal and state securities Laws necessary to consummate the issuance of the Purchase Shares pursuant to this Agreement in compliance with such Laws.

                  (viii) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by VitalStream and the Escrow Agent and shall be in full force and effect.

                  (ix) Master Access Agreement. The Master Access Agreement shall have been executed and delivered by VitalStream and Netifice and shall be in full force and effect.

                  (x) Customer Migration Agreement. The Customer Migration Agreement shall have been executed and delivered by VitalStream and Netifice and shall be in full force and effect.

                  (xi) Colocation Agreement. The Colocation Agreement shall have been executed and delivered by VitalStream and Netifice and shall be in full force and effect.

                  (xii) Registration Agreement. The Registration Agreement shall have been executed and delivered by VitalStream, and shall be in full force and effect.

                  (xiii) Investor Rights Agreement. The Investor Rights Agreement shall have been executed and delivered by VitalStream and the other signatories thereto (other than Hosting) and shall be in full force and effect.

                  (xiv) Delivery of Cash Consideration. VitalStream shall have delivered or shall be ready to deliver at Closing to Hosting $200,000 by wire transfer of immediately available funds pursuant to
         Section 2(c) of this Agreement.

                  (xv) Termination of Cisco Security Agreements. Each of the Cisco Security Agreements shall have been terminated by the parties thereto, Cisco shall have released the Acquired Assets from all Liens thereunder which relate to the Acquired Assets, and evidence of termination of all financing statements and other evidences of a Lien or other Indebtedness with respect to the Cisco Security Agreement affecting any of the Acquired Assets shall have been delivered to VitalStream.

                  (xvi) Partial Termination and Second Amendment to Sublease Agreement. The Partial Termination and Second Amendment to Sublease Agreement relating to the Los Angeles Lease in the form of Exhibit M attached hereto shall have been executed and delivered by Charter Holdings, Inc and Networks on or prior to the Closing Date and shall be in full force and effect.

                  (xvii) Closing Documents. VitalStream shall have delivered to Hosting and Networks all of the following documents:

                           (A) an officer's certificate, dated as of the Closing Date, stating that the conditions specified in Section 7(b)(i) through Section 7(b)(vii) of this Agreement have been fully satisfied;

                           (B) certified copies of the resolutions duly adopted by each of VitalStream's and the Buyer's board of directors authorizing the execution, delivery and performance of this Agreement, the other Transaction Agreements to which it is a party and each of the other agreements contemplated hereby or thereby to which it is a party and the consummation of all other transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party;

                           (C)      certified copies of the Articles of
                  Incorporation and the articles of incorporation of the Buyer as in effect at the Closing Date;

                           (D) certified copies of the bylaws of each of the Buying Parties as in effect at the Closing Date;

                           (E) certificate of good standing of each of the Buying Parties from the Secretary of State of the state of its respective incorporation dated within five (5) days of the Closing Date;

                           (F) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements (including all blue sky law filings); and

                           (G) such other documents relating to the transactions contemplated by this Agreement or the other Transaction Agreements as Hosting, Networks or its special counsel may reasonably request.

                  (xviii) Proceedings. All corporate and other proceedings taken or required to be taken by each of the Buying Parties in connection with the transactions contemplated hereby and by the other Transaction Agreements to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Hosting, Networks and its special counsel.

                  (xix) Supplemental Schedule Certificate. VitalStream and Buyer shall have delivered the VitalStream Schedule Bring Down Officer's Certificate along with the Schedules to be attached thereto.

         8.       Survival of Representations and Warranties; Indemnification.

         (a)      Survival of Representations and Warranties.

                  (i) The representations and warranties of Hosting and Networks set forth in this Agreement shall survive the Closing (A) with respect to the matters covered by the representations and warranties contained in Section 3(z), until sixty (60) days after the expiration of all applicable statute of limitations (including all periods of extension, whether automatic or permissive), (B) in the case of all other representations and warranties and any covenant or agreement contained in this Agreement to be performed on or prior to the Closing Date (including the Hosting Schedule Bring Down Officer's Certificate), until the date which is nine (9) months after the Closing Date and (C) with respect to each other covenant and agreement contained in this Agreement, until nine (9) months after the last date on which such covenant or agreement is to be performed or, if no such date is specified, indefinitely, in each case regardless of any investigation by VitalStream or on behalf of VitalStream.

                  (ii) The representations and warranties of VitalStream set forth in this Agreement shall survive the Closing (A) with respect to the matters covered by the representations and warranties contained in
         Section 4(x) and Section 4(y) of this Agreement, until sixty (60) days after the expiration of all applicable statute of limitations (including all periods of extension, whether automatic or permissive),
         (B) in the case of all other representations and warranties and any covenant or agreement contained in this Agreement to be performed on or prior to the Closing Date (including the VitalStream Schedule Bring Down Officer's Certificate), until the date which is nine (9) months after the Closing Date and (C) with respect to each other covenant and agreement contained in this Agreement, until nine (9) months after the last date on which such covenant or agreement is to be performed or, if no such date is specified, indefinitely, in each case regardless of any investigation by Hosting or Networks or on behalf of Hosting or Networks.

         (b)      Indemnification of VitalStream.

                  (i) Subject to the limitations set forth in this Section 8, Hosting and Networks, jointly and severally, agree to indemnify on an after-tax basis and defend, protect and hold harmless VitalStream and its Affiliates and each of their respective directors, officers, employees, stockholders, members, partners, agents (including, those retained in connection with the transactions contemplated by this Agreement), successors and assigns (collectively, the "VitalStream Indemnitees") from and against any and all Claims, costs, damages, deficiencies, expenses (including interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any Claim, default or assessment), fees, fines, Liabilities, losses and penalties (hereinafter individually, a "Loss" and collectively, "Losses") which, directly or indirectly, arise out of, result from or relate to (irrespective of whether any such VitalStream Indemnitee is a party to the action for which indemnification hereunder is sought):

                           (A) any facts or circumstances which constitute a misrepresentation or breach by Hosting or Networks of any representation or warranty set forth in this Agreement (including any annex or schedule attached hereto), any other Transaction Agreement or in any instrument or document delivered by Hosting or Networks pursuant to this Agreement;

                           (B) any non-fulfillment or breach of any covenant or agreement of Hosting or Networks set forth in this Agreement; or

                           (C)      any Excluded Hosting Liability.

                  (ii) To the extent that the foregoing undertakings by Hosting and Networks may be unenforceable for any reason, Hosting and Networks shall make the maximum contribution to the payment and satisfaction of the Losses described above incurred by any VitalStream Indemnitee which is permissible under applicable Law.

         (c)      Indemnification of the Holders of the Purchase Shares.

                  (i) Subject to the limitations set forth in this Section 8, VitalStream agrees to indemnify on an after-tax basis and defend, protect and hold harmless the holders of the Purchase Shares (provided that such holder is Holdings, a wholly-owned Subsidiary of Holdings or an Affiliate of Dolphin) and each of their Affiliates and each of their respective directors, officers, employees, stockholders, members, partners, agents (including those retained in connection with the transactions contemplated by this Agreement), successors and assigns (collectively, the "Purchase Share Indemnitees") from and against any and all Losses which, directly or indirectly, arise out of, result from or relate to (irrespective of whether any such Purchase Share Indemnitee is a party to the action for which indemnification hereunder is sought):

                           (A) any facts or circumstances which constitute a misrepresentation or breach by VitalStream of any representation or warranty set forth in this Agreement (including any annex or schedule attached hereto), any other Transaction Agreement or in any instrument or document delivered by VitalStream pursuant to this Agreement;

                           (B) any non-fulfillment or breach of any covenant or agreement of VitalStream set forth in this Agreement; or

                           (C)      any Assumed Liability.

                  (ii) To the extent that the foregoing undertakings by VitalStream may be unenforceable for any reason, VitalStream shall make the maximum contribution to the payment and satisfaction of the Losses described above incurred by any Purchase Share Indemnitee which is permissible under applicable Law.

         (d)      Method of Asserting Claims Involving Third-Party Claims.

                  (i) The following procedures shall be applicable with respect to indemnification for third-party Claims. Promptly after receipt by the Party seeking indemnification under this Section 8 (hereinafter referred to as the "Indemnitee") of notice of the commencement of any (A) Tax audit or proceeding for the assessment of Tax by any Taxing Authority or any other proceeding likely to result in the imposition of a Tax Liability or (B) any action or the assertion of any Claim or Liability by a third party (whether by legal process or otherwise), against which Claim or Liability another Party (hereinafter the "Indemnitor") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee shall, if a Claim thereon is to be, or may be, made against the Indemnitor, notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim, process and all legal pleadings. The Indemnitor shall have the right to (1) participate in the defense of such action with counsel of reputable standing and (2) assume the defense of such action by agreeing to assume such defense within ten
         (10) calendar days of transmittal of the notice of the Claim by the Indemnitee, in writing unless such Claim (a) may result in criminal proceedings, injunctions or other equitable remedies in respect of the Indemnitee or its business; (b) may result in Liabilities which, taken with other then existing Claims under this Section 8, would not be fully indemnified hereunder; (c) may have a material and adverse effect on the business or condition (financial or otherwise) of the Indemnitee after the Closing Date (including an effect on the Tax Liabilities, earnings or ongoing business relationships of the Indemnitee); (d) is for an alleged amount of less than $5,000; (e) upon petition by the Indemnitee, if an appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such Claim, in which events the Indemnitee shall assume the defense; or (f) also involves the Indemnitor or its Affiliate as a party and counsel to the Indemnitee determines in good faith that joint representation would give rise to a conflict of interest.

                  (ii) The Indemnitor and the Indemnitee shall cooperate in the defense of any third-party Claims. In the event that the Indemnitor assumes or participates in the defense of such third-party Claim as provided herein, the Indemnitee shall make available to the Indemnitor all relevant records and take such other action and sign such documents as are reasonable necessary to defend such third-party Claim in a timely manner. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any Liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall promptly reimburse the Indemnitee in an amount equal to the Losses incurred by such Indemnitee in connection with such Liability subject to this Section 8. No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all Liability with respect to such Claim. In addition, with respect to a Claim for Taxes, the Indemnitor shall not enter into any settlement or arrangement with any Taxing Authority without the prior written consent of the Indemnitee, such consent not to be unreasonably withheld or delayed. In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume as provided above, the Indemnitee shall have the full right to defend such Claim.

                  (iii) Prior to paying or settling any Claim against which an Indemnitor is, or may be, obligated under this Agreement to indemnify an Indemnitee, the Indemnitee must first supply the Indemnitor with a copy of a final court judgment or decree holding the Indemnitee liable on such Claim or failing such judgment or decree, must first receive the written approval of the terms and conditions of such settlement from the Indemnitor, which shall not be unreasonably withheld; provided however, that no written approval is required from the Indemnitor as to any third party Claim (A) that results solely in injunctions or other equitable remedies in respect of the Indemnitee or its business; (B) that settles Liabilities, or portions thereof, that are not subject to indemnification hereunder; or (C) is for an amount of less than $5,000.

                  (iv) An Indemnitee shall have the right to employ its own counsel in any case and the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (A) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such Claim; (B) the Indemnitor shall not have employed counsel in the defense of such Claim after ten (10) calendar days notice; or (C) such Indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the Indemnitor; in any of the foregoing events such fees and expenses shall be borne by the Indemnitor.

         (e) Method of Asserting Claims not Involving Third-Party Claims. In the event any Indemnitee shall have a Claim against any Indemnitor under this Agreement which does not involve a Claim being asserted against or sought to be collected from such Indemnitee by a third party, the Indemnitee shall notify the Indemnitor in writing of such Claim.

         (f)      Limitations.

                  (i) In the absence of fraud, (A) neither Hosting nor Networks shall have any Liability, nor be subject to any Claim, under
         Section 8(b)(i)(A) of this Agreement in respect of any misrepresentation or breach by Hosting or Networks of any representation or warranty set forth in this Agreement (1) with respect to any individual Liability or Claim, unless such Liability or Claim involves Losses in excess of $5,000 or (2) the amount of indemnifiable Losses, in the aggregate, exceeds $75,000, and then shall be liable only to the extent of such excess and (B) the aggregate obligation of Networks and Hosting to indemnify, defend and hold the VitalStream Indemnitees harmless hereunder shall be limited to $800,000. In the event a VitalStream Indemnitee seeks indemnification for Losses pursuant to this Section 8, such VitalStream Indemnitee's sole recourse shall be against the Escrow Shares, (as defined in the Escrow Agreement). Any recourse against the Escrow Shares shall be made based upon the Fair Market Value of the Escrow Shares as determined on the day immediately prior to the date on which a Claims Notice (as defined in the Escrow Agreement) is sent by VitalStream.

                  (ii) In addition to the limitations set forth in Section 8(f)(i) of this Agreement, neither Hosting nor Networks shall have any Liability, nor be subject to any Claim, under this Agreement in respect of any Liability or Claim arising out of or related to (A) the methodology and billing practices utilized by Networks and Hosting to charge its customers for services (including bandwidth) other than Losses incurred by VitalStream based upon any third-party Claim brought against VitalStream with respect to such methodology and billing practices and (B) the failure by Networks or Hosting to transfer any of the assets set forth on Schedule 8(f)(ii).

                  (iii) In the absence of fraud, (A) VitalStream shall have no Liability, nor be subject to any Claim, under Section 8(c)(i)(A) of this Agreement in respect of any misrepresentation or breach by VitalStream of any representation or warranty set forth in this Agreement (1) with respect to any individual Liability or Claim, unless such Liability or Claim involves Losses in excess of $5,000 or (2) the amount of indemnifiable Losses, in the aggregate, exceeds $75,000, and then shall be liable only to the extent of such excess and (B) the aggregate obligation of VitalStream to indemnify, defend and hold Purchase Share Indemnitees harmless hereunder shall be limited to $800,000. In the event a Purchase Share Indemnitee seeks indemnification for Losses pursuant to this Section 8, such Purchase Share Indemnitee's sole remedy shall be the issuance by VitalStream of additional shares of Common Stock to such Purchase Share Indemnitee with an aggregate Fair Market Value (as determined on the day immediately prior to the date on which a Purchase Share Indemnitee sends a notice of an indemnifiable Loss to VitalStream under this
         Section 8) equal to such indemnifiable Losses; provided, however, the aggregate number of shares of Common Stock VitalStream shall be required to issue pursuant to this Section 8 shall not exceed a number of shares of Common Stock equal to the number of Escrow Shares. Notwithstanding the foregoing, in the event a Purchase Share Indemnitee seeks indemnification for Losses pursuant to this Section 8 in respect of a breach by VitalStream or Buyer of Section 6(m) or Section 6(n) of this Agreement, such Purchase Share Indemnitee shall be entitled to Cash from VitalStream in an amount equal to the amount of such Indemnifiable Losses.

         (g) Exclusive Remedies. Subject to Section 10(m), the remedies set forth in this Section 8 shall be the exclusive remedies of the Parties with respect to this Agreement and the transactions contemplated hereby. The Parties hereby waive, with respect to each other, to the fullest extent permitted by Law, any and all other rights and remedies.

         9.       [Intentionally Deleted].

         10.      Miscellaneous.

         (a) Expenses. Each Party shall pay the fees and expenses incurred by such Party in consummation of the transactions contemplated by this Agreement and the other Transaction Agreements.

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement or in any document or material filed with any Governmental Entity relating to the subject matter of this Agreement or containing the name of any other Party without the prior written approval of each of the other Parties, unless such Party has a good faith belief that such disclosure is required by applicable Law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the disclosing Party shall give written notice to the each of the other Parties describing in reasonable detail the proposed content of such disclosure and shall permit the non-disclosing Party to review and comment upon the form and substance of such disclosure.

         (c) No Third-Party Beneficiaries. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This Agreement, the Transaction Agreements and the documents referred to herein and therein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way (including the Original Asset Purchase Agreement).

         (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each of the other Parties. Notwithstanding the foregoing and whether or not any express assignment has been made, the provisions of this Agreement or any other Transaction Agreement which are for Hosting's benefit as a holder of Purchase Shares are also for the benefit of, and enforceable by, any subsequent holder of such Purchase Shares so long as such Person is an Affiliate of Dolphin.

         (f) Counterparts. This Agreement or any other Transaction Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. A facsimile copy of this Agreement or any counterpart thereto shall be valid as an original.

         (g) Descriptive Headings; Interpretation. Section headings used in this Agreement or in any other Transaction Agreement are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, such agreement. The use of the word "including" or any variation or derivative thereof in this Agreement or in any other Transaction Agreement is by way of example rather than by limitation.

         (h) Notices; Business Days. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement or any other Transaction Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service (charges prepaid), one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Any notice, demand or other communication hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient. Such notices, demands and other communications shall be sent to the addresses indicated below:

                  If to VitalStream:

                  One Jenner, Suite 100
                  Irvine, California 92618
                  Facsimile: 949-453-8686
                  Attention: Philip N. Kaplan, Chief Operating Officer

                  with a copy (which shall not constitute notice to VitalStream) to:

                  Stoel Rives LLP
                  201 South Main Street, Suite 1100
                  Salt Lake City, Utah 84111
                  Facsimile: 801-578-6999
                  Attention: Bryan T. Allen, Esq.

                  If to Hosting:

                  Epoch Hosting, Inc.
                  555 Anton Boulevard
                  Costa Mesa, CA 92626
                  Facsimile: 714-327-2031
                  Attention: General Counsel

                  with a copy (which shall not constitute notice to Hosting) to:

                  Kirkland & Ellis
                  Citigroup Center
                  153 East 53rd Street
                  New York, NY 10022
                  Facsimile: 212-446-4900
                  Attention: John Kuehn, Esq.

or to such other address, to the attention of such other Person and/or with such other copy or copies as the recipient party has specified by prior written notice to the sending party. If any time period for giving notice or taking action expires on a day which is a Saturday, Sunday or legal holiday in the State of California or the State of New York (any other day being a "business day"), such time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday.

         (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. This Agreement shall amend and restate the Original Asset Purchase Agreement in its entirety and become effective immediately upon the execution of this Agreement by each of the Parties. The Parties hereby acknowledge and agree that (A) references to the "Convertible Promissory Note and Warrant Purchase Agreement", "Note Purchase Agreement" or "Note and Warrant Purchase Agreement, as the case may be, in each of the Transaction Agreements shall be to the Convertible Promissory Note and Warrant Purchase Agreement (as defined herein) (as amended and modified from time to time) and (B) references to the "Asset Purchase Agreement" in each of the Transaction Agreements shall be to this Agreement (as amended and modified from time to time).

         (j) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or any other Transaction Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or such other Agreement.

         (k) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Agreements. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Transaction Agreements shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Agreement. Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the schedules attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the schedule attached hereto identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (l) Incorporation of Annexes, Schedules and Exhibits. The annexes, schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

         (m) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that, notwithstanding any provision limiting the remedies of the Parties contained herein, the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(o) of this Agreement), in addition to any other remedy to which it may be entitled, at law or in equity.

         (n) GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ANY OF THE OTHER TRANSACTION AGREEMENTS AND THE ANNEXES, SCHEDULES AND EXHIBITS HERETO AND THERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF CALIFORNIA SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT AND EACH OF THE OTHER TRANSACTION AGREEMENTS (AND ALL ANNEXES, SCHEDULES AND EXHIBITS

HERETO AND THERETO), EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

         (o) JURISDICTION AND VENUE. ALL JUDICIAL PROCEEDINGS BROUGHT BY VITALSTREAM OR THE BUYER AGAINST NETWORKS OR HOSTING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN NEW YORK CITY, NEW YORK. ALL JUDICIAL PROCEEDINGS BROUGHT BY NETWORKS OR HOSTING AGAINST VITALSTREAM OR THE BUYER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN ORANGE COUNTY, CALIFORNIA. BY EXECUTING AND DELIVERING THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS TO WHICH THEY ARE A PARTY, EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION AGREEMENTS. EACH PARTY HEREBY WAIVES ANY CLAIM THAT ORANGE COUNTY, CALIFORNIA OR NEW YORK CITY, NEW YORK IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

         (p) WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY in any litigation in any court with respect to, in connection with, or arising out of this Agreement or any of the other Transaction Agreements or the validity, protection, interpretation, collection or enforcement hereof or thereof. EACH PARTY AGREES THAT THIS SECTION 10(p) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND EACH OF THE OTHER TRANSACTION AGREEMENTS AND ACKNOWLEDGES THAT THE OTHER PARTIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT AND CONSUMMATED THE TRANSACTIONS CONTEMPLATED HEREBY IF THIS SECTION 10(p) WERE NOT PART OF THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS.

                                    * * * * *

         IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Asset Purchase Agreement as of the date first above written.

                           VITALSTREAM HOLDINGS, INC.

                           By: /s/ Paul Summers
                               -----------------------------------------
                               Name:  Paul Summers
                               Title: President and Chief Executive Officer

                           VITALSTREAM BROADCASTING CORPORATION

                           By: /s/ Paul Summers
                               -----------------------------------------
                               Name:  Paul Summers
                               Title: President

                           EPOCH HOSTING, INC.

                           By: /s/ Karen Muller
                               -----------------------------------------
                               Name:  Karen Muller
                               Title: Secretary

                           EPOCH NETWORKS, INC.

                           By: /s/ Karen Muller
                               -----------------------------------------
                               Name:  Karen Muller
                               Title: Secretary

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